Exhibit 99.2

NYSE: **REXR**

Rexford Industrial Realty

4Q 2025 Supplemental Financial Reporting Package

Rexford Industrial

14527

14434-14527 San Pedro Street, South Bay

58K SF Repositioning | 100% Leased in 4Q25

Table of Contents.

Disclosures:
Forward-Looking Statements: This supplemental package contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. We caution investors that any forward-looking statements presented herein are based on management’s beliefs and assumptions and information currently available to management. Such statements are subject to risks, uncertainties and assumptions and may be affected by known and unknown risks, trends, uncertainties and factors that are beyond our control. Should one or more of these risks or uncertainties materialize, or should underlying assumptions prove incorrect, actual results may vary materially from those anticipated, estimated or projected. These risks and uncertainties include, without limitation: general risks affecting the real estate industry (including, without limitation, the market value of our properties, the inability to enter into or renew leases at favorable rates, portfolio occupancy varying from our expectations, dependence on tenants’ financial condition, and competition from other developers, owners and operators of real estate); risks associated with the disruption of credit markets or a global economic slowdown; risks associated with the potential loss of key personnel (most importantly, members of senior management); risks associated with our failure to maintain our status as a Real Estate Investment Trust under the Internal Revenue Code of 1986, as amended; possible adverse changes in tax and environmental laws; an epidemic or pandemic (such as the outbreak and worldwide spread of novel coronavirus (COVID-19), and the measures that international, federal, state and local governments, agencies, law enforcement and/or health authorities may implement to address it, which may (as with COVID-19) precipitate or exacerbate one or more of the above-mentioned factors and/or other risks, and significantly disrupt or prevent us from operating our business in the ordinary course for an extended period; litigation, including costs associated with prosecuting or defending pending or threatened claims and any adverse outcomes, and potential liability for uninsured losses and environmental contamination.
For a further discussion of these and other factors that could cause our future results to differ materially from any forward-looking statements, see Item 1A. Risk Factors in our 2024 Annual Report on Form 10-K, which was filed with the Securities and Exchange Commission (“SEC”) on February 10, 2025, and other risks described in documents we subsequently file from time to time with the SEC. We disclaim any obligation to publicly update or revise any forward-looking statement to reflect changes in underlying assumptions or factors, of new information, data or methods, future events or other changes.
Our credit ratings, which are disclosed on page 4, may not reflect the potential impact of risks relating to the structure or trading of the Company's securities and are provided solely for informational purposes. Credit ratings are not recommendations to buy, sell or hold any security, and may be revised or withdrawn at any time by the issuing organization in its sole discretion. The Company does not undertake any obligation to maintain the ratings or to advise of any change in ratings. Each agency's rating should be evaluated independently of any other agency's rating. An explanation of the significance of the ratings may be obtained from each of the rating agencies.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 2

Investor Company Summary.

Executive Management Team

Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Operating Officer, Incoming Chief Executive Officer, Director
Michael Fitzmaurice	Chief Financial Officer
David E. Lanzer	General Counsel and Corporate Secretary

Board of Directors

Tyler H. Rose	Chairman
Howard Schwimmer	Co-Chief Executive Officer, Director
Michael S. Frankel	Co-Chief Executive Officer, Director
Laura Clark	Chief Operating Officer, Incoming Chief Executive Officer, Director
Robert L. Antin	Director
Diana J. Ingram	Director
Angela L. Kleiman	Director
Debra L. Morris	Director
David P. Stockert	Director

Investor Relations Information

Mikayla Lynch
Director, Investor Relations and Capital Markets
mlynch@rexfordindustrial.com

Equity Research Coverage

BofA Securities	Samir Khanal	(646) 855-1497	Green Street Advisors	Vince Tibone	(949) 640-8780
Barclays	Brendan Lynch	(212) 526-9428	J.P. Morgan Securities	Michael Mueller	(212) 622-6689
BMO Capital Markets	John Kim	(212) 885-4115	Jefferies LLC	Jonathan Petersen	(212) 284-1705
BNP Paribas Exane	Nate Crossett	(646) 342-1588	Mizuho Securities USA	Vikram Malhotra	(212) 282-3827
Cantor Fitzgerald	Richard Anderson	(929) 441-6927	Robert W. Baird & Co.	Nicholas Thillman	(414) 298-5053
Citigroup Investment Research	Craig Mailman	(212) 816-4471	Scotiabank	Greg McGinniss	(212) 225-6906
Colliers Securities	Barry Oxford	(203) 961-6573	Truist Securities	Anthony Hau	(212) 303-4176
Deutsche Bank	Omotayo Okusanya	(212) 250-9284	Wells Fargo Securities	Blaine Heck	(443) 263-6529
Evercore ISI	Steve Sakwa	(212) 446-9462	Wolfe Research	Andrew Rosivach	(646) 582-9250
Disclaimer: This list may not be complete and is subject to change as firms add or delete coverage of our company. Please note that any opinions, estimates, forecasts or predictions regarding our historical or predicted performance made by these analysts are theirs alone and do not represent opinions, estimates, forecasts or predictions of Rexford Industrial Realty, Inc. or its management. We are providing this listing as a service to our stockholders and do not by listing these firms imply our endorsement of, or concurrence with, such information, conclusions or recommendations. Interested persons may obtain copies of analysts’ reports on their own; we do not distribute these reports.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 3

Company Overview.
For the Quarter Ended December 31, 2025

Total # of Properties	419
Total Rentable Square Feet	51,161,188
Total Portfolio Occupancy	90.2%
Same Property Portfolio Occupancy	96.5%
Total Portfolio NOI Growth	0.1%
Same Property Portfolio NOI Growth	0.4%
Same Property Portfolio Cash NOI Growth	2.8%
Core FFO Growth	5.9%
Core FFO/Share Growth	1.7%
Credit Ratings S&P/Moody's/Fitch (All Stable Outlook)	BBB+ Baa2 BBB+
Net Debt to Total Combined Market Capitalization	24.9%
Net Debt to Adjusted EBITDAre	4.4x

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 4

Highlights - Consolidated Financial Results.
Quarterly Results	(in millions)

Net Operating Income (NOI)
0% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$183.7
$193.6
$186.3
$188.9
$183.9
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Adjusted EBITDAre
-1% Year-over-Year Growth
$250
$200
$150
$100
$50
$0
$179.3
$184.9
$184.1
$182.6
$177.8
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Company Share of Core FFO
6% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$128.6
$141.0
$139.7
$141.7
$136.2
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Adjusted Funds From Operations (AFFO)
7% Year-over-Year Growth
$150
$120
$90
$60
$30
$0
$108.7
$125.1
$120.5
$119.5
$116.1
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 5

Financial and Portfolio Highlights and Capitalization Data.(1)
(in thousands except share and per share data and portfolio statistics)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Financial Results:
Total rental income	$243,230	$246,757	$241,568	$248,821	$239,737
Net (loss) income	$(67,735)	$93,056	$120,394	$74,048	$64,910
Net Operating Income (NOI)	$183,943	$188,878	$186,270	$193,560	$183,731
Company share of Core FFO	$136,182	$141,700	$139,709	$141,023	$128,562
Company share of Core FFO per common share - diluted	$0.59	$0.60	$0.59	$0.62	$0.58
Adjusted EBITDAre	$177,808	$182,624	$184,111	$184,859	$179,347
Dividend declared per common share	$0.4300	$0.4300	$0.4300	$0.4300	$0.4175
Portfolio Statistics:
Portfolio rentable square feet (“RSF”)	51,161,188	50,850,824	51,021,897	50,952,137	50,788,225
Ending occupancy	90.2%	91.8%	89.2%	89.6%	91.3%
Ending occupancy excluding repositioning/development	96.0%	97.3%	95.0%	95.1%	96.0%
Net Effective Rent Change	22.0%	26.1%	20.9%	23.8%	55.4%
Cash Rent Change	9.0%	10.3%	8.1%	14.7%	41.0%
Same Property Portfolio Performance:
Same Property Portfolio ending occupancy(2)(3)	96.5%	97.0%	96.2%	95.9%	96.4%
Same Property Portfolio NOI growth(4)	0.4%	2.0%	1.2%	0.7%
Same Property Portfolio Cash NOI growth(4)	2.8%	5.7%	3.9%	5.0%
Capitalization:
Total shares and units issued and outstanding at period end(5)	238,245,286	240,452,878	244,334,274	244,310,773	233,295,793
Series B and C Preferred Stock and Series 1, 2 and 3 CPOP Units	$173,250	$173,250	$173,250	$173,250	$213,956
Total equity market capitalization	$9,398,107	$10,058,268	$8,864,220	$9,738,017	$9,233,171
Total consolidated debt	$3,278,649	$3,278,896	$3,379,141	$3,379,383	$3,379,622
Total combined market capitalization (net debt plus equity)	$12,510,978	$13,088,208	$11,812,244	$12,612,821	$12,556,822
Ratios:
Net debt to total combined market capitalization	24.9%	23.2%	25.0%	22.8%	26.5%
Net debt to Adjusted EBITDAre (quarterly results annualized)	4.4x	4.1x	4.0x	3.9x	4.6x
(1)For definition/discussion of non-GAAP financial measures & reconciliations to their nearest GAAP equivalents, see definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Reflects the ending occupancy for the 2025 Same Property Portfolio for each period presented. For historical ending occupancy as reported in prior Supplemental packages, see “SPP Historical Information” on page 36.
(3)For comparability, Same Property Portfolio ending occupancy, NOI growth and Cash NOI growth for all comparable periods have been restated to remove the results of 600-650 South Grand Avenue, which was sold during Q4’25. See page 31 for details related to dispositions.
(4)Represents the year over year percentage change in NOI and Cash NOI for the Same Property Portfolio.
(5)Includes the following # of OP Units/vested LTIP units held by noncontrolling interests: 8,288,228 (Dec 31, 2025), 8,155,706 (Sep 30, 2025), 8,182,445 (Jun 30, 2025), 8,700,301 (Mar 31, 2025) and 8,426,905 (Dec 31, 2024). Excludes the following # of shares of unvested restricted stock: 1,623,077 (Dec 31, 2025), 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025), 560,382 (Mar 31, 2025) and 416,123 (Dec 31, 2024). Excludes unvested LTIP units and unvested performance units.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 6

Guidance.
As of December 31, 2025
2026 OUTLOOK*

	2026 GUIDANCE
	Low	High
Earnings
Net Income Attributable to Common Stockholders per diluted share(1)(2)	$1.15	$1.20
Company share of Core FFO per diluted share(1)(2)	$2.35	$2.40

Same Property Portfolio(3)
Same Property Portfolio NOI Growth - Net Effective	(2.5)%	(1.5)%
Same Property Portfolio NOI Growth - Cash	(2.0)%	(1.0)%
Average Same Property Portfolio Occupancy (Full Year)	94.8%	95.3%

Capital Allocation
Dispositions	$400M	$500M
Repositioning/Development Annualized Stabilized Cash NOI(4)	$19M	$21M
Repositioning/Development Starts (SF)	1.1M	1.1M
Repositioning/Development Starts (Total Estimated Project Costs)	$140M	$150M

Other Assumptions
General and Administrative Expenses	+/-$60M
Interest Expense	+/- $112M
(1)2026 Net Income and Core FFO Guidance refers to the Company's in-place portfolio as of February 4, 2026, as well as guidance expectations related to investment activity.
(2)See page 37 for a reconciliation of the Company’s 2026 guidance range of net income attributable to common stockholders per diluted share, the most directly comparable forward-looking GAAP financial measure, to Company share of Core FFO per diluted share.
(3)2026 Same Property Portfolio is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2025 through February 4, 2026 and excludes properties that were or will be classified as repositioning/development (current and future) or lease-up during 2025 and 2026 (unless otherwise noted). As of January 1, 2026, our 2026 Same Property Portfolio consisted of 342 properties aggregating 42.0 million rentable square feet. For the full year 2025, Average Same Property Portfolio occupancy was 95.6% for the 2026 Same Property Portfolio.
(4)Represents estimated annualized Cash NOI for repositioning/development projects expected to stabilize in 2026.
* A number of factors could impact the Company’s ability to deliver results in line with its guidance, including, but not limited to, interest rates, inflation, the economy, the supply and demand of industrial real estate, the availability and terms of financing to the Company or to potential acquirers of real estate and the timing and yields for divestment and investment. There can be no assurance that the Company can achieve such results.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 7

Guidance (Continued).
As of December 31, 2025
2026 Guidance Rollforward(1)

Earnings Components	Range ($ per share)		Notes
	Low	High
2025 Core FFO Per Diluted Share	$2.40	$2.40	2025 Actual
Same Property Portfolio NOI Growth - Net Effective	(0.06)	(0.04)	Guidance range of (2.5%) to (1.5%)
Repositioning/Development NOI, Net	0.06	0.07	Incremental NOI from repositionings & developments compared to prior year, net of NOI coming offline due to construction starts
Dispositions, Net	(0.04)	(0.02)	2025 actual dispositions and 2026 projected dispositions, net of capital recycling which could include share repurchases and/or future repositioning & development investment
General and Administrative Expenses	0.08	0.08	Savings associated with CEO leadership transition
Interest Expense	(0.03)	(0.03)	Lower capitalized interest related to repositioning and development stabilizations, offset by lower interest expense
Other Items	(0.06)	(0.06)	Lower interest income related to lower cash balances and lower non-same property termination revenue
2026 Core FFO Per Diluted Share Guidance	$2.35	$2.40
Core FFO per Diluted Share Annual Growth	(2.1)%	—%
(1)2026 Core FFO Guidance refers to the in-place portfolio as of February 4, 2026, as well as guidance expectations related to investment activity.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 8

Consolidated Balance Sheets.
(unaudited and in thousands)

	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
ASSETS
Land	$7,689,921	$7,774,737	$7,787,021	$7,797,744	$7,822,290
Buildings and improvements	4,677,318	4,607,202	4,594,494	4,573,881	4,611,987
Tenant improvements	198,161	194,405	186,429	181,632	188,217
Furniture, fixtures, and equipment	132	132	132	132	132
Construction in progress	451,109	475,072	431,807	386,719	333,690
Total real estate held for investment	13,016,641	13,051,548	12,999,883	12,940,108	12,956,316
Accumulated depreciation	(1,165,792)	(1,119,746)	(1,070,684)	(1,021,151)	(977,133)
Investments in real estate, net	11,850,849	11,931,802	11,929,199	11,918,957	11,979,183
Cash and cash equivalents	165,778	248,956	431,117	504,579	55,971
Restricted cash	—	65,464	130,071	50,105	—
Loan receivable, net	123,704	123,589	123,474	123,359	123,244
Rents and other receivables, net	13,958	15,727	12,861	17,622	15,772
Deferred rent receivable, net	190,376	181,439	173,691	166,893	161,693
Deferred leasing costs, net	87,745	82,227	71,482	70,404	67,827
Deferred loan costs, net	6,886	7,391	7,892	1,642	1,999
Acquired lease intangible assets, net(1)	140,627	154,931	169,036	182,444	201,467
Acquired indefinite-lived intangible asset	5,156	5,156	5,156	5,156	5,156
Interest rate swap assets	2,025	2,804	3,586	5,580	8,942
Other assets	25,609	31,522	15,765	20,730	26,964
Assets associated with real estate held for sale, net	—	—	6,282	18,386	—
Total Assets	$12,612,713	$12,851,008	$13,079,612	$13,085,857	$12,648,218
LIABILITIES & EQUITY
Liabilities
Notes payable	$3,251,909	$3,249,733	$3,347,575	$3,348,060	$3,345,962
Interest rate swap liability	829	1,626	667	—	—
Accounts payable, accrued expenses and other liabilities	120,849	153,558	124,814	141,999	149,707
Dividends and distributions payable	103,399	103,913	105,594	105,285	97,823
Acquired lease intangible liabilities, net(2)	116,487	122,870	129,683	136,661	147,473
Tenant security deposits	92,444	91,835	90,757	90,050	90,698
Tenant prepaid rents	88,777	85,114	85,494	88,822	90,576
Liabilities associated with real estate held for sale	—	—	4	234	—
Total Liabilities	3,774,694	3,808,649	3,884,588	3,911,111	3,922,239
Equity
Series B preferred stock, net ($75,000 liquidation preference)	72,443	72,443	72,443	72,443	72,443
Series C preferred stock, net ($86,250 liquidation preference)	83,233	83,233	83,233	83,233	83,233
Preferred stock	155,676	155,676	155,676	155,676	155,676
Common stock	2,316	2,328	2,367	2,362	2,253
Additional paid in capital	8,945,123	8,993,439	9,140,264	9,116,069	8,601,276
Cumulative distributions in excess of earnings	(642,130)	(474,813)	(462,309)	(474,550)	(441,881)
Accumulated other comprehensive income (loss)	(422)	(515)	1,092	3,582	6,746
Total stockholders’ equity	8,460,563	8,676,115	8,837,090	8,803,139	8,324,070
Noncontrolling interests	377,456	366,244	357,934	371,607	401,909
Total Equity	8,838,019	9,042,359	9,195,024	9,174,746	8,725,979
Total Liabilities and Equity	$12,612,713	$12,851,008	$13,079,612	$13,085,857	$12,648,218
(1)Includes net above-market tenant lease intangibles of $19,460 (Dec 31, 2025), $22,574 (Sep 30, 2025), $24,994 (Jun 30, 2025), $27,043 (Mar 31, 2025) and $29,530 (Dec 31, 2024), and a net below-market ground lease intangible of $12,354 (Dec 31, 2025), $12,395 (Sep 30, 2025), $12,436 (Jun 30, 2025), $12,477 (Mar 31, 2025) and $12,518 (Dec 31, 2024).
(2)Represents net below-market tenant lease intangibles as of the balance sheet date.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 9

Consolidated Statements of Operations.
Quarterly Results	(unaudited and in thousands, except share and per share data)

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Revenues
Rental income(1)	$243,230	$246,757	$241,568	$248,821	$239,737
Management and leasing services	197	118	132	142	167
Interest income	4,670	6,367	7,807	3,324	2,991
Total Revenues	248,097	253,242	249,507	252,287	242,895
Operating Expenses
Property expenses	59,287	57,879	55,298	55,261	56,006
General and administrative	19,199	20,037	19,752	19,868	21,940
Depreciation and amortization	76,819	81,172	71,188	86,740	71,832
Total Operating Expenses	155,305	159,088	146,238	161,869	149,778
Other Expenses
Other expenses	65,910	4,218	244	2,239	34
Interest expense	25,451	25,463	26,701	27,288	28,173
Total Other Expenses	91,361	29,681	26,945	29,527	28,207
Total Expenses	246,666	188,769	173,183	191,396	177,985
Impairment of real estate	(89,097)	—	—	—	—
Debt extinguishment and modification expenses	—	—	(291)	—	—
Gains on sale of real estate	19,931	28,583	44,361	13,157	—
Net (Loss) Income	(67,735)	93,056	120,394	74,048	64,910
Less: net loss (income) attributable to noncontrolling interests	2,312	(3,137)	(4,060)	(2,849)	(2,725)
Net (loss) income attributable to Rexford Industrial Realty, Inc.	(65,423)	89,919	116,334	71,199	62,185
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: earnings allocated to participating securities	(952)	(519)	(592)	(539)	(457)
Net (loss) income attributable to common stockholders	$(68,690)	$87,086	$113,427	$68,346	$59,413

Earnings per Common Share
Net (loss) income attributable to common stockholders per share - basic	$(0.30)	$0.37	$0.48	$0.30	$0.27
Net (loss) income attributable to common stockholders per share - diluted	$(0.30)	$0.37	$0.48	$0.30	$0.27

Weighted average shares outstanding - basic	231,758,110	234,586,980	236,098,831	227,395,984	222,516,006
Weighted average shares outstanding - diluted	232,050,966	234,586,980	236,098,831	227,395,984	222,856,120
(1)We elected the “non-separation practical expedient” in ASC 842, which allows us to avoid separating lease and non-lease rental income. As a result of this election, all rental income earned pursuant to tenant leases, including tenant reimbursements, is reflected as one line, “Rental income,” in the consolidated statements of operations. Under the section “Rental Income” on page 36 in the definitions section of this report, we include a presentation of rental revenues, tenant reimbursements and other income for all periods because we believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 10

Consolidated Statements of Operations.
Quarterly Results (continued)	(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Revenues
Rental income	$243,230	$239,737	$980,376	$922,096
Management and leasing services	197	167	589	611
Interest income	4,670	2,991	22,168	13,700
Total Revenues	248,097	242,895	1,003,133	936,407
Operating Expenses
Property expenses	59,287	56,006	227,725	210,260
General and administrative	19,199	21,940	78,856	82,153
Depreciation and amortization	76,819	71,832	315,919	275,247
Total Operating Expenses	155,305	149,778	622,500	567,660
Other Expenses
Other expenses	65,910	34	72,611	2,238
Interest expense	25,451	28,173	104,903	98,596
Total Expenses	246,666	177,985	800,014	668,494
Impairment of real estate	(89,097)	—	(89,097)	—
Debt extinguishment and modification expenses	—	—	(291)	—
Gains on sale of real estate	19,931	—	106,032	18,013
Net (Loss) Income	(67,735)	64,910	219,763	285,926
Less: net loss (income) attributable to noncontrolling interests	2,312	(2,725)	(7,734)	(12,124)
Net (loss) income attributable to Rexford Industrial Realty, Inc.	(65,423)	62,185	212,029	273,802
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: earnings allocated to participating securities	(952)	(457)	(2,602)	(1,679)
Net (loss) income attributable to common stockholders	$(68,690)	$59,413	$200,169	$262,865

Net (loss) income attributable to common stockholders per share – basic	$(0.30)	$0.27	$0.86	$1.20
Net (loss) income attributable to common stockholders per share – diluted	$(0.30)	$0.27	$0.86	$1.20

Weighted-average shares of common stock outstanding – basic	231,758,110	222,516,006	232,477,754	218,279,597
Weighted-average shares of common stock outstanding – diluted	232,050,966	222,856,120	232,550,968	218,466,954

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 11

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Net (Loss) Income	$(67,735)	$93,056	$120,394	$74,048	$64,910
Adjustments:
Depreciation and amortization	76,819	81,172	71,188	86,740	71,832
Impairment of real estate(2)	89,097	—	—	—	—
Gains on sale of real estate	(19,931)	(28,583)	(44,361)	(13,157)	—
NAREIT Defined Funds From Operations (FFO)	78,250	145,645	147,221	147,631	136,742
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: FFO attributable to noncontrolling interests(3)	(2,688)	(4,906)	(4,962)	(5,394)	(5,283)
Less: FFO attributable to participating securities(4)	(953)	(713)	(728)	(750)	(624)
Company share of FFO	$72,294	$137,712	$139,216	$139,173	$128,520

Company share of FFO per common share‐basic	$0.31	$0.59	$0.59	$0.61	$0.58
Company share of FFO per common share‐diluted	$0.31	$0.59	$0.59	$0.61	$0.58

FFO	$78,250	$145,645	$147,221	$147,631	$136,742
Adjustments:
Acquisition expenses(5)	10	161	23	79	9
Debt extinguishment and modification expenses	—	—	291	—	—
Amortization of loss on termination of interest rate swaps	—	—	—	—	34
Non-capitalizable demolition costs(5)	—	—	—	365	—
Co-CEO transition costs(5)(6)	60,223	—	—	—	—
Severance costs(5)(7)	—	2,728	199	1,483	—
Other nonrecurring expenses(5)(8)	5,605	1,259	—	—	—
Core FFO	144,088	149,793	147,734	149,558	136,785
Less: preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Less: Core FFO attributable to noncontrolling interests(3)	(4,943)	(5,045)	(4,979)	(5,461)	(5,284)
Less: Core FFO attributable to participating securities(4)(9)	(648)	(734)	(731)	(760)	(624)
Company share of Core FFO	$136,182	$141,700	$139,709	$141,023	$128,562

Company share of Core FFO per common share‐basic	$0.59	$0.60	$0.59	$0.62	$0.58
Company share of Core FFO per common share‐diluted	$0.59	$0.60	$0.59	$0.62	$0.58

Weighted-average shares outstanding-basic	231,758,110	234,586,980	236,098,831	227,395,984	222,516,006
Weighted-average shares outstanding-diluted	232,050,966	234,586,980	236,098,831	227,395,984	222,856,120
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Impairment charges relate to properties originally planned for development and reflect the write-down to estimated fair value due to a plan to pursue their sale rather than continue with development.
(3)Noncontrolling interests relate to interests in the Company’s operating partnership, represented by common units and preferred units (Series 2 & 3 CPOP units) of partnership interests in the operating partnership that are owned by unit holders other than the Company. On March 6, 2025, we exercised our conversion right to convert all remaining Series 2 CPOP units into OP Units.
(4)Participating securities include unvested shares of restricted stock, unvested LTIP units and unvested performance units.
(5)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(6)Reflects accelerated share‑based compensation expense in connection with the Co-CEO transition, including transition-related restricted stock awards and pre-existing awards.
(7)Includes costs associated with workforce reduction and workforce reorganization.
(8)Reflects nonrecurring advisory service costs.
(9)For the three months ended December 31, 2025, Core FFO attributable to participating securities was adjusted to exclude $569 of otherwise allocable Core FFO related solely to the transition‑related restricted stock awards noted above, consistent with the exclusion of the related accelerated share‑based compensation from Core FFO.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 12

Non-GAAP FFO and Core FFO Reconciliations.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (Loss) Income	$(67,735)	$64,910	$219,763	$285,926
Adjustments:
Depreciation and amortization	76,819	71,832	315,919	275,247
Impairment of real estate(2)	89,097	—	89,097	—
Gains on sale of real estate	(19,931)	—	(106,032)	(18,013)
Funds From Operations (FFO)	78,250	136,742	518,747	543,160
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: FFO attributable to noncontrolling interests	(2,688)	(5,283)	(17,950)	(21,270)
Less: FFO attributable to participating securities	(953)	(624)	(3,144)	(2,342)
Company share of FFO	$72,294	$128,520	$488,395	$510,290

Company share of FFO per common share‐basic	$0.31	$0.58	$2.10	$2.34
Company share of FFO per common share‐diluted	$0.31	$0.58	$2.10	$2.34

FFO	$78,250	$136,742	$518,747	$543,160
Adjustments:
Acquisition expenses(3)	10	9	273	123
Debt extinguishment and modification expenses	—	—	291	—
Amortization of loss on termination of interest rate swaps	—	34	—	211
Non-capitalizable demolition costs(3)	—	—	365	1,127
Co-CEO transition costs(3)(4)	60,223	—	60,223	—
Severance costs(3)(5)	—	—	4,410	—
Other nonrecurring expenses(3)(6)	5,605	—	6,864	—
Core FFO	144,088	136,785	591,173	544,621
Less: preferred stock dividends	(2,315)	(2,315)	(9,258)	(9,258)
Less: Core FFO attributable to noncontrolling interests	(4,943)	(5,284)	(20,428)	(21,319)
Less: Core FFO attributable to participating securities(7)	(648)	(624)	(2,873)	(2,349)
Company share of Core FFO	$136,182	$128,562	$558,614	$511,695

Company share of Core FFO per common share‐basic	$0.59	$0.58	$2.40	$2.34
Company share of Core FFO per common share‐diluted	$0.59	$0.58	$2.40	$2.34

Weighted-average shares outstanding-basic	231,758,110	222,516,006	232,477,754	218,279,597
Weighted-average shares outstanding-diluted	232,050,966	222,856,120	232,550,968	218,466,954
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)Impairment charges relate to properties originally planned for development and reflect the write-down to estimated fair value due to a plan to pursue their sale rather than continue with development.
(3)Amounts are included in the line item “Other expenses” in the consolidated statements of operations.
(4)Reflects accelerated share‑based compensation expense in connection with the Co-CEO transition, including transition-related restricted stock awards and pre-existing awards.
(5)Includes costs associated with workforce reduction and workforce reorganization.
(6)Reflects nonrecurring advisory service costs.
(7)For the three months and year ended December 31, 2025, Core FFO attributable to participating securities was adjusted to exclude $569 of otherwise allocable Core FFO related solely to the transition‑related restricted stock awards noted above, consistent with the exclusion of the related accelerated share‑based compensation from Core FFO.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 13

Non-GAAP AFFO Reconciliation.(1)
(unaudited and in thousands, except share and per share data)

	Three Months Ended
	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Funds From Operations(2)	$78,250	$145,645	$147,221	$147,631	$136,742
Adjustments:
Amortization of deferred financing costs	1,333	1,340	1,255	1,134	1,246
Non-cash stock compensation	8,537	10,485	10,091	9,699	11,539
Debt extinguishment and modification expenses	—	—	291	—	—
Amortization related to termination/settlement of interest rate derivatives	78	78	76	77	112
Note payable (discount) premium amortization, net	1,616	1,597	1,579	1,560	1,534
Non-capitalizable demolition costs	—	—	—	365	—
Co-CEO transition costs	60,223	—	—	—	—
Severance costs	—	2,728	199	1,483	—
Other nonrecurring expenses	5,605	1,259	—	—	—
Deduct:
Preferred stock dividends	(2,315)	(2,314)	(2,315)	(2,314)	(2,315)
Straight line rental revenue adjustment(3)	(9,073)	(8,164)	(6,918)	(5,517)	(10,057)
Above/(below) market lease revenue adjustments	(4,129)	(5,254)	(5,788)	(9,186)	(6,159)
Capitalized payments(4)	(14,814)	(15,756)	(14,368)	(13,321)	(12,102)
Accretion of net loan origination fees	(115)	(115)	(115)	(115)	(115)
Recurring capital expenditures(5)	(2,566)	(3,563)	(5,887)	(1,311)	(7,882)
2nd generation tenant improvements(6)	(179)	(460)	(663)	(162)	(296)
2nd generation leasing commissions(7)	(6,324)	(8,007)	(4,162)	(4,879)	(3,520)
Adjusted Funds From Operations (AFFO)	$116,127	$119,499	$120,496	$125,144	$108,727

(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)A quarterly reconciliation of net income to Funds From Operations is set forth on page 12 of this report.
(3)The straight line rental revenue adjustment includes concessions of $11,244, $7,433, $5,844, $7,035 and $8,504 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.
(4)Includes capitalized interest, taxes, insurance and construction-related compensation costs.
(5)Excludes nonrecurring capital expenditures of $57,730, $62,309, $65,376, $43,361 and $67,594 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.
(6)Excludes 1st generation tenant improvements of $67, $328, $292, $798 and $189 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.
(7)Excludes 1st generation leasing commissions of $5,057, $7,984, $1,879, $3,058 and $290 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 14

Statement of Operations Reconciliations - NOI, Cash NOI, EBITDAre and Adjusted EBITDAre.(1)
(unaudited and in thousands)

NOI and Cash NOI

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Rental income(2)(3)(4)	$243,230	$246,757	$241,568	$248,821	$239,737
Less: Property expenses	59,287	57,879	55,298	55,261	56,006
Net Operating Income (NOI)	$183,943	$188,878	$186,270	$193,560	$183,731
Above/(below) market lease revenue adjustments	(4,129)	(5,254)	(5,788)	(9,186)	(6,159)
Straight line rental revenue adjustment	(9,073)	(8,164)	(6,918)	(5,517)	(10,057)
Cash NOI	$170,741	$175,460	$173,564	$178,857	$167,515

EBITDAre and Adjusted EBITDAre

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net (loss) income	$(67,735)	$93,056	$120,394	$74,048	$64,910
Interest expense	25,451	25,463	26,701	27,288	28,173
Depreciation and amortization	76,819	81,172	71,188	86,740	71,832
Impairment of real estate	89,097	—	—	—	—
Gains on sale of real estate	(19,931)	(28,583)	(44,361)	(13,157)	—
EBITDAre	$103,701	$171,108	$173,922	$174,919	$164,915
Stock-based compensation amortization	8,537	10,485	10,091	9,699	11,539
Debt extinguishment and modification expenses	—	—	291	—	—
Acquisition expenses	10	161	23	79	9
Co-CEO transition costs	60,223	—	—	—	—
Other nonrecurring expenses	5,605	1,259	—	—	—
Pro forma effect of acquisitions(5)	—	—	—	—	2,884
Pro forma effect of dispositions(6)	(268)	(389)	(216)	162	—
Adjusted EBITDAre	$177,808	$182,624	$184,111	$184,859	$179,347
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See footnote (1) on page 10 for details related to our presentation of “Rental income” in the consolidated statements of operations for all periods presented.
(3)Reflects increase (decrease) to rental income due to changes in the Company’s assessment of lease payment collectability as follows (in thousands): $(2,615), $13, $(141), $(2,303) and $(200) for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively.
(4)Rental income includes net lease termination income (in thousands) of $0, $458, $0, $8,935 and $614 for the three months ended December 31, 2025, September 30, 2025, June 30, 2025, March 31, 2025 and December 31, 2024, respectively. Amounts include lease termination fees and write-offs of straight-line rent and above/(below) market lease intangibles associated with lease terminations.
(5)Represents the estimated impact on 4Q'24 EBITDAre of 4Q'24 acquisitions as if they had been acquired on October 1, 2024. We have made a number of assumptions in such estimates and there can be no assurance that we would have generated the projected levels of EBITDAre had we acquired these as of the beginning of each period.
(6)Represents the estimated impact on 4Q'25 EBITDAre of 4Q'25 dispositions as if they had been sold as of October 1, 2025, the impact on 3Q'25 EBITDAre of 3Q'25 dispositions as if they had been sold as of July 1, 2025, the impact on 2Q'25 EBITDAre of 2Q'25 dispositions as if they had been sold as of April 1, 2025 and the impact on 1Q'25 EBITDAre of 1Q'25 dispositions as if they had been sold as of January 1, 2025.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 15

Same Property Portfolio Performance.(1)
(unaudited and dollars in thousands)

Same Property Portfolio:
Number of properties	287
Square Feet	37,466,856

Same Property Portfolio NOI and Cash NOI:

	Three Months Ended December 31,					Year Ended December 31,
	2025	2024	$ Change	% Change		2025	2024	$ Change	% Change
Rental income(2)(3)(4)	$190,470	$187,372	$3,098	1.7%		$759,209	$745,932	$13,277	1.8%
Property expenses	44,269	41,727	2,542	6.1%		170,034	163,053	6,981	4.3%
Same Property Portfolio NOI	$146,201	$145,645	$556	0.4%	(4)	$589,175	$582,879	$6,296	1.1%	(4)
Straight-line rental revenue adjustment	(2,198)	(5,167)	2,969	(57.5)%		(14,075)	(27,437)	13,362	(48.7)%
Above/(below) market lease revenue adjustments	(4,953)	(5,260)	307	(5.8)%		(19,695)	(23,129)	3,434	(14.8)%
Same Property Portfolio Cash NOI	$139,050	$135,218	$3,832	2.8%	(4)	$555,405	$532,313	$23,092	4.3%	(4)

Same Property Portfolio Occupancy:

	Three Months Ended December 31,
	2025	2024	Year-over-Year Change (basis points)	Three Months Ended September 30, 2025(5)	Sequential Change (basis points)
Quarterly Weighted Average Occupancy:(5)
Los Angeles County	96.7%	96.7%	0 bps	96.9%	(20) bps
Orange County	98.9%	99.4%	(50) bps	98.9%	— bps
Riverside / San Bernardino County	96.4%	96.6%	(20) bps	95.3%	110 bps
San Diego County	98.1%	97.5%	60 bps	98.3%	(20) bps
Ventura County	94.5%	91.1%	340 bps	94.3%	20 bps
Quarterly Weighted Average Occupancy	96.8%	96.6%	20 bps	96.6%	20 bps
Ending Occupancy:	96.5%	96.4%	10 bps	97.0%	(50) bps
(1)For a definition and discussion of non-GAAP financial measures, see the definitions section beginning on page 33 of this report.
(2)See “Same Property Portfolio Rental Income” on page 36 of the definitions section of this report for a breakdown of rental income into rental revenues, tenant reimbursements and other income for the three months and year ended December 31, 2025 and 2024.
(3)Reflects (decrease) increase to rental income due to changes in the Company’s assessment of lease payment collectability as follows: $(2,185) thousand and $(51) thousand for the three months ended December 31, 2025 and 2024, respectively, and $(4,648) thousand and $(2,352) thousand for the years ended December 31, 2025 and 2024.
(4)Rental income includes lease termination fees of $208 thousand and $121 thousand for the three months ended December 31, 2025 and 2024, respectively, and $1,081 thousand and $253 thousand for the years ended December 31, 2025 and 2024, respectively. Excluding these lease termination fees, Same Property Portfolio NOI increased by approximately 0.3% and 0.9% and Same Property Portfolio Cash NOI increased by approximately 2.8% and 4.2% during the three months and year ended December 31, 2025, compared to the three months and year ended December 31, 2024, respectively.
(5)Calculated by averaging the occupancy rate at the end of each month in 4Q-2025 and September 2025 (for 4Q-2025), the end of each month in 4Q-2024 and September 2024 (for 4Q-2024) and the end of each month in 3Q-2025 and June 2025 (for 3Q-2025).

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 16

Capitalization Summary.
(unaudited and in thousands, except share and per share data)

Capitalization as of December 31, 2025

Description	December 31, 2025	September 30, 2025	June 30, 2025	March 31, 2025	December 31, 2024
Common shares outstanding(1)	229,957,058	232,297,172	236,151,829	235,610,472	224,868,888
Operating partnership units outstanding(2)	8,288,228	8,155,706	8,182,445	8,700,301	8,426,905
Total shares and units outstanding at period end	238,245,286	240,452,878	244,334,274	244,310,773	233,295,793
Share price at end of quarter	$38.72	$41.11	$35.57	$39.15	$38.66
Common Stock and Operating Partnership Units - Capitalization	$9,224,857	$9,885,018	$8,690,970	$9,564,767	$9,019,215
Series B and C Cumulative Redeemable Preferred Stock(3)	$161,250	$161,250	$161,250	$161,250	$161,250
4.00% Series 2 Cumulative Redeemable Convertible Preferred Units(4)	—	—	—	—	40,706
3.00% Series 3 Cumulative Redeemable Convertible Preferred Units(4)	12,000	12,000	12,000	12,000	12,000
Preferred Equity	$173,250	$173,250	$173,250	$173,250	$213,956
Total Equity Market Capitalization	$9,398,107	$10,058,268	$8,864,220	$9,738,017	$9,233,171

Total Debt	$3,278,649	$3,278,896	$3,379,141	$3,379,383	$3,379,622
Less: Cash and cash equivalents	(165,778)	(248,956)	(431,117)	(504,579)	(55,971)
Net Debt	$3,112,871	$3,029,940	$2,948,024	$2,874,804	$3,323,651
Total Combined Market Capitalization (Net Debt plus Equity)	$12,510,978	$13,088,208	$11,812,244	$12,612,821	$12,556,822
Net debt to total combined market capitalization	24.9%	23.2%	25.0%	22.8%	26.5%
Net debt to Adjusted EBITDAre (quarterly results annualized)(5)	4.4x	4.1x	4.0x	3.9x	4.6x
Net debt & preferred equity to Adjusted EBITDAre (quarterly results annualized)(5)	4.6x	4.4x	4.2x	4.1x	4.9x
(1)Excludes the following number of shares of unvested restricted stock: 1,623,077 (Dec 31, 2025), 513,234 (Sep 30, 2025), 542,922 (Jun 30, 2025), 560,382 (Mar 31, 2025) and 416,123 (Dec 31, 2024). During the three months ended December 31, 2025 and September 30, 2025, the Company repurchased 2,443,438 and 3,883,845 shares common stock under its stock repurchase programs at a weighted average price of $40.93 and $38.62 per share for a total of $100.0 million and $150.1 million, respectively.
(2)Represents outstanding common units of the Company’s operating partnership (“OP”), Rexford Industrial Realty, LP, that are owned by unitholders other than Rexford Industrial Realty, Inc. Represents the noncontrolling interest in our OP. As of December 31, 2025, includes 1,485,615 vested LTIP Units & 1,156,270 vested performance units & excludes 325,395 unvested LTIP Units & 2,684,570 unvested performance units.
(3)Values based on liquidation preference of $25 per share and the following number of outstanding shares of preferred stock: 5.875% Series B (3,000,000); 5.625% Series C (3,450,000).
(4)Value based on 904,583 outstanding Series 2 preferred units at a liquidation preference of $45 per unit and 164,998 outstanding Series 3 preferred units at a liquidation preference of $72.72825 per unit. On March 6, 2025, we exercised our conversion right to convert all remaining 904,583 Series 2 preferred units into OP Units.
(5)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions section & reconciliation section beginning on page 33 and page 12 of this report, respectively.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 17

Debt Summary.
(unaudited and dollars in thousands)

Debt Detail:
As of December 31, 2025
Debt Description	Maturity Date	Stated Interest Rate	Effective Interest Rate(1)	Principal Balance(2)
Unsecured Debt:
$1.25 Billion Revolving Credit Facility(3)	5/30/2029(4)	SOFR+0.725%(5)	4.595%	$—
$575M Exchangeable 2027 Senior Notes(6)	3/15/2027	4.375%	4.375%	575,000
$300M Term Loan Facility	5/26/2027	SOFR+0.80%(5)	3.617%(7)	300,000
$125M Senior Notes	7/13/2027	3.930%	3.930%	125,000
$300M Senior Notes	6/15/2028	5.000%	5.000%	300,000
$575M Exchangeable 2029 Senior Notes(6)	3/15/2029	4.125%	4.125%	575,000
$25M Series 2019A Senior Notes	7/16/2029	3.880%	3.880%	25,000
$400M Senior Notes	12/1/2030	2.125%	2.125%	400,000
$400M Term Loan Facility	5/30/2030	SOFR+0.80%(5)	4.214%(8)	400,000
$400M Senior Notes - Green Bond	9/1/2031	2.150%	2.150%	400,000
$75M Series 2019B Senior Notes	7/16/2034	4.030%	4.030%	75,000
Secured Debt:
$60M Term Loan Facility	10/27/2026(9)	SOFR+1.250%(9)	5.060%(10)	60,000
701-751 Kingshill Place	1/5/2026	3.900%	3.900%	6,715
13943-13955 Balboa Boulevard	7/1/2027	3.930%	3.930%	13,814
2205 126th Street	12/1/2027	3.910%	3.910%	5,200
2410-2420 Santa Fe Avenue	1/1/2028	3.700%	3.700%	10,300
11832-11954 La Cienega Boulevard	7/1/2028	4.260%	4.260%	3,688
1100-1170 Gilbert Street (Gilbert/La Palma)	3/1/2031	5.125%	5.125%	1,323
7817 Woodley Avenue	8/1/2039	4.140%	4.140%	2,609
Total Debt			3.732%	$3,278,649

Debt Composition:
Category	Weighted Average Term Remaining (yrs)	Stated Interest Rate	Effective Interest Rate	Balance	% of Total
Fixed	3.3	3.732% (See Table Above)	3.732%	$3,278,649	100%
Variable	—	—	—%	$—	0%
Secured	1.5		4.591%	$103,649	3%
Unsecured	3.3		3.704%	$3,175,000	97%

*See footnotes on the following page*

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 18

Debt Summary (Continued).
(unaudited and dollars in thousands)

Debt Maturity Schedule(11):
Year	Secured	Unsecured	Total	% Total	Effective Interest Rate(1)
2026	$66,715	$—	$66,715	2%	4.943%
2027	19,014	1,000,000	1,019,014	31%	4.089%
2028	13,988	300,000	313,988	10%	4.949%
2029	—	600,000	600,000	18%	4.115%
2030	—	800,000	800,000	25%	3.169%
2031	1,323	400,000	401,323	12%	2.160%
2032	—	—	—	—%	—%
2033	—	—	—	—%	—%
2034	—	75,000	75,000	2%	4.030%
2035	—	—	—	—%	—%
Thereafter	2,609	—	2,609	—%	4.140%
Total	$103,649	$3,175,000	$3,278,649	100%	3.732%
(1)Includes the effect of interest rate swaps effective as of Dec 31, 2025. See notes (7), (8) and (10). Excludes the effect of premiums/discounts, deferred loan costs and the credit facility fee.
(2)Excludes unamortized debt issuance costs, premiums and discounts aggregating $26.7 million as of December 31, 2025.
(3)The $1.25B revolving credit facility (“Revolver”) is subject to a facility fee which is calculated as a percentage of the total commitment amount, regardless of usage. The facility fee ranges from 0.125% to 0.300% depending on our credit ratings. There are also two sustainability-linked pricing components that can periodically change the facility fee by -/+ 0.01% (or zero) depending on our achievement of the annual sustainability performance metrics. As of Dec 31, 2025, the sustainability-linked pricing adj. for the facility fee was zero. In January 2026, the facility fee decreased by 0.01% to 0.115% after certifying that our sustainability performance targets for 2025 were met.
(4)The Revolver has two six-month extensions, subject to certain terms and conditions.
(5)The interest rates on these loans are comprised of Daily SOFR for the Revolver and $400M term loan facility (“TL”) and 1M SOFR for the $300M TL and an applicable margin ranging from 0.725% to 1.40% for the Revolver and 0.80% to 1.60% for the $300M TL and $400M TL depending on our credit ratings and leverage ratio. On Nov 21, 2025, we amended our senior unsecured credit agreement to eliminate the 0.10% SOFR adjustment for the $300M TL. There is also a sustainability-linked pricing component that can periodically change the margin by -/+ 0.04% (or zero) depending on our achievement of the annual sustainability performance metric. As of Dec 31, 2025, the sustainability-linked pricing adjustment for the margin was zero. In January 2026, the applicable margin decreased by 0.04% to 0.685% for the Revolver and to 0.76% for the $300M TL and $400M TL after certifying that our sustainability performance targets were met for 2025.
(6)Noteholders have the right to exchange their notes upon the occurrence of certain events. Exchanges will be settled in cash or in a combination of cash and shares of our common stock, at our option.
(7)We effectively fixed 1M SOFR on our $300M TL at a weighted average rate of 2.81725% from July 27, 2022 through May 26, 2027, through the use of interest rate swaps. The all-in fixed rate on the $300M TL is 3.617% after adding the applicable margin and sustainability-related rate adjustment.
(8)We effectively fixed Daily SOFR on our $400M TL at a weighted average rate of 3.41375% from July 1, 2025 through May 30, 2030, through the use of interest rate swaps. The all-in fixed rate on the $400M TL is 4.214% after adding the applicable margin and sustainability-related rate adjustment.
(9)The $60M TL has interest-only payment terms (1M SOFR + 0.10% SOFR adjustment + margin of 1.250%) and three one-year extensions remaining, subject to certain terms and conditions.
(10)We effectively fixed 1M SOFR on our $60M TL at 3.710% from April 3, 2023 through July 30, 2026, through the use of an interest rate swap. The all-in fixed rate on the $60M TL is 5.060% after adding the SOFR adjustment and applicable margin.
(11)Excludes potential exercise of extension options and excludes the effect of scheduled monthly principal payments on amortizing secured loans.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 19

Operations.
Quarterly Results

Leasing Volume, Square Feet (in millions)
3.5
3.0
2.5
2.0
1.5
1.0
0.5
0.0
1.0
2.4
1.7
3.3
3.0
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Consolidated Portfolio Ending Occupancy
Occupancy
Occupancy Excluding Repositioning/Development
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
88.0%
86.0%
91.3%
96.0%
89.6%
95.1%
89.2%
95.0%
91.8%
97.3%
90.2%
96.0%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Leasing Activity - Rent Change
Net Effective
Cash
60%
50%
40%
30%
20%
10%
0%
55%
41%
24%
15%
21%
8%
26%
10%
22%
9%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

Same Property Portfolio Ending Occupancy*
100.0%
98.0%
96.0%
94.0%
92.0%
90.0%
96.4%
95.9%
96.2%
97.0%
96.5%
Q4 2024
Q1 2025
Q2 2025
Q3 2025
Q4 2025

*Reflects the ending occupancy for the 2025 Same Property Portfolio for each period presented.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 20

Portfolio Overview.
At December 31, 2025	(unaudited results)

Consolidated Portfolio:

		Rentable Square Feet			Ending Occupancy %				In-Place ABR(3)
Market	# of Properties	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio	Same Property Portfolio	Non-Same Property Portfolio	Total Portfolio(1)	Total Portfolio Excluding Repo/Redev(2)	Total (in 000’s)	Per Square Foot
Central LA	20	2,614,518	615,829	3,230,347	98.5%	76.6%	94.3%	98.7%	$42,289	$13.88
Greater San Fernando Valley	74	5,483,668	1,647,827	7,131,495	97.1%	58.6%	88.2%	93.1%	108,248	$17.20
Mid-Counties	39	2,984,698	1,871,363	4,856,061	99.3%	76.0%	90.3%	97.2%	74,955	$17.09
San Gabriel Valley	46	3,359,590	2,770,014	6,129,604	89.9%	68.1%	80.0%	92.2%	66,095	$13.47
South Bay	81	6,303,325	1,657,301	7,960,626	96.1%	71.0%	90.9%	97.0%	176,212	$24.36
Los Angeles County	260	20,745,799	8,562,334	29,308,133	96.1%	69.2%	88.3%	95.3%	467,799	$18.09

North Orange County	25	1,094,646	1,580,440	2,675,086	96.4%	85.0%	89.6%	98.4%	46,850	$19.54
OC Airport	9	998,596	106,604	1,105,200	100.0%	100.0%	100.0%	100.0%	21,854	$19.77
South Orange County	9	346,463	183,098	529,561	100.0%	88.9%	96.2%	100.0%	8,892	$17.46
West Orange County	10	852,079	436,759	1,288,838	100.0%	86.3%	95.4%	100.0%	21,289	$17.32
Orange County	53	3,291,784	2,306,901	5,598,685	98.8%	86.2%	93.6%	99.2%	98,885	$18.87

Inland Empire East	1	33,258	—	33,258	100.0%	—%	100.0%	100.0%	683	$20.52
Inland Empire West	53	8,356,225	1,186,023	9,542,248	96.8%	84.4%	95.3%	97.0%	139,165	$15.31
Riverside / San Bernardino County	54	8,389,483	1,186,023	9,575,506	96.8%	84.4%	95.3%	97.0%	139,848	$15.33

Central San Diego	21	1,349,009	779,311	2,128,320	98.1%	43.7%	78.2%	94.3%	40,320	$24.23
North County San Diego	13	1,179,355	143,663	1,323,018	98.1%	100.0%	98.3%	99.1%	19,780	$15.21
San Diego County	34	2,528,364	922,974	3,451,338	98.1%	52.4%	85.9%	96.4%	60,100	$20.27

Ventura	18	2,511,426	716,100	3,227,526	93.9%	84.4%	91.8%	92.6%	41,805	$14.11
Ventura County	18	2,511,426	716,100	3,227,526	93.9%	84.4%	91.8%	92.6%	41,805	$14.11
CONSOLIDATED TOTAL / WTD AVG	419	37,466,856	13,694,332	51,161,188	96.5%	73.0%	90.2%	96.0%	$808,437	$17.51	(4)
(1)See page 37 for historical occupancy by County.
(2)Excludes space aggregating 3,056,366 square feet at our properties that were in various stages of repositioning, development or lease-up as of December 31, 2025.
(3)See page 33 for definitions and details on how these amounts are calculated.
(4)Excluding in-place ABR associated with Land/IOS properties ($46.9M ABR) and cellular tower, solar and parking lot leases ($2.9M ABR), in-place building ABR per building SF was $16.51.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 21

Executed Leasing Statistics and Trends.
(unaudited results)

Executed Leasing Activity and Weighted Average New / Renewal Leasing Spreads:

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Leasing Spreads:
Net Effective Rent Change	22.0%	26.1%	20.9%	23.8%	55.4%
Cash Rent Change	9.0%	10.3%	8.1%	14.7%	41.0%

Leasing Activity (Building SF):(1)(2)
New leases	1,574,816	2,361,131	678,727	882,403	330,334
Renewal leases	1,464,751	904,014	1,020,266	1,511,946	684,961
Total leasing activity	3,039,567	3,265,145	1,698,993	2,394,349	1,015,295

Total expiring leases	(3,551,170)	(1,734,790)	(1,786,814)	(3,102,514)	(2,436,160)
Expiring leases - placed into repositioning/development	957,493	418,878	304,776	833,218	996,035
Net absorption(3)	445,890	1,949,233	216,955	125,053	(424,830)
Retention rate(4)	61%	72%	69%	68%	51%
Retention + Backfill rate(5)	70%	77%	74%	82%	62%

Executed Leasing Activity and Change in Annual Rental Rates and Turnover Costs for Current Quarter Leases:(6)
				Net Effective Rent			Cash Rent				Turnover Costs(7)
Fourth Quarter 2025:	# Leases Signed	SF of Leasing	Wtd. Avg. Lease Term (Years)	Current Lease	Prior Lease	Rent Change	Current Lease	Prior Lease	Rent Change	Wtd. Avg. Abatement (Months)	Tenant Improvements per SF	Leasing Commissions per SF
New	57	1,574,816	4.9	$14.68	$13.71	7.1%	$14.77	$14.64	0.9%	3.5	$2.94	$3.81
Renewal	61	1,464,751	5.1	$15.00	$11.91	26.0%	$14.60	$13.15	11.0%	3.3	$0.73	$2.49
Total / Wtd. Average	118	3,039,567	5.0	$14.94	$12.25	22.0%	$14.63	$13.43	9.0%	3.3	$1.14	$2.74
(1)Represents all executed leases, excluding leases with terms less than 12 months and month-to-month tenant leases.
(2)Leasing activity for Q4-2025 excludes the following land lease activity: (i) one renewal land lease deal with 95,209 land SF that did not have any comparable lease data.
(3)Net absorption represents total leasing activity, less expiring leases adjusted for square footage placed into repositioning/development.
(4)Retention rate is calculated as renewal lease square footage plus relocation/expansion square footage, divided by expiring lease square footage. Retention excludes square footage related to the following: (i) expiring leases associated with space that is placed into repositioning/development after the tenant vacates, (ii) early terminations with prenegotiated replacement leases and (iii) move outs where space is directly leased by subtenants.
(5)Retention + Backfill rate represents square feet retained (per Retention rate definition in footnote (4)) plus the square footage of move outs in the quarter which were re-leased prior to or during the same quarter, divided by expiring lease square footage.
(6)Net effective and cash rent statistics and turnover costs exclude 25 new leases aggregating 1,296,910 RSF for which there was no comparable lease data. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for greater than 1 year or (iv) lease terms less than 12 months. Net effective and cash rent statistics and turnover costs for building leases also exclude land lease deals noted in footnote (2) above.
(7)Turnover costs include estimated tenant improvement and leasing costs associated with leases executed during the current period. Excludes costs for 1st generation leases.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 22

Leasing Statistics (Continued).
(unaudited results)

Lease Expiration Schedule as of December 31, 2025:

Year of Lease Expiration	# of Leases Expiring	Total Rentable Square Feet	In-Place + Uncommenced ABR (in thousands)	In-Place + Uncommenced ABR per SF
Available	—	1,616,838	$—	$—
Repositioning/Development(1)	—	3,056,366	—	$—
MTM Tenants	9	138,861	2,439	$17.56
2025	17	598,557	13,588	$18.99
2026	395	7,860,517	127,869	$16.51
2027	353	7,145,813	127,908	$17.90
2028	281	6,955,762	132,902	$19.11
2029	200	5,476,780	104,338	$19.05
2030	136	5,867,712	96,315	$16.41
2031	85	6,969,859	104,100	$14.94
2032	28	1,711,407	33,914	$19.82
2033	15	750,628	13,371	$17.81
2034	7	355,445	6,980	$19.64
Thereafter	42	2,656,643	55,897	$21.04
Total Portfolio	1,568	51,161,188	$819,621	$17.63(2)
(1)Represents vacant space at properties that were classified as repositioning, development or lease-up as of December 31, 2025.
(2)Excluding in-place + uncommenced ABR associated with Land/IOS properties ($47.25M ABR) and cellular tower, solar and parking lot leases ($2.95M ABR), in-place + uncommenced building ABR per building SF was $16.62.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 23

Top Tenants and Lease Segmentation.
(unaudited results)

Top 20 Tenants as of December 31, 2025

Tenant	Submarket	Leased Rentable SF	In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)	Lease Expiration
Tireco, Inc.	Inland Empire West	1,101,840	$19,251	2.3%	$17.47	1/31/2027(2)
L3 Technologies, Inc.	Multiple Submarkets(3)	595,267	$13,245	1.6%	$22.25	9/30/2031
Zenith Energy West Coast Terminals LLC	South Bay	—(4)	$11,909	1.5%	$3.41(4)	9/29/2041
Cubic Corporation	Central San Diego	315,227	$11,443	1.4%	$36.30	3/31/2038
IBY, LLC	San Gabriel Valley	1,178,021	$11,322	1.4%	$9.61	4/5/2031(5)
Federal Express Corporation	Multiple Submarkets(6)	527,861	$10,862	1.3%	$20.58	11/30/2032(6)
GXO Logistics Supply Chain, Inc.	Mid-Counties	411,034	$9,076	1.1%	$22.08	11/30/2028
The Hertz Corporation	South Bay	38,680(7)	$8,922	1.1%	$11.14(7)	10/31/2026
Best Buy Stores, L.P.	Inland Empire West	501,649	$8,871	1.1%	$17.68	6/30/2029
De Fili Solutions Inc.	South Bay	355,946	$8,784	1.1%	$24.68	5/31/2031
Top 10 Tenants		5,025,525	$113,685	13.9%
Top 11 - 20 Tenants		3,429,280	$56,254	6.9%
Total Top 20 Tenants		8,454,805	$169,939	20.8%
(1)See page 33 for further details on how these amounts are calculated.
(2)In January 2026, we executed an amendment with Tireco, Inc. to extend the lease term to April 30, 2030, with annualized base rent of approximately $17.0 million commencing February 1, 2027.
(3)Includes (i) 133,836 RSF in North Orange County which expired on Dec 31, 2025 and (ii) 461,431 RSF in LA-South Bay expiring Sep 30, 2031.
(4)The tenant is leasing an 80.2 acre industrial outdoor storage site with ABR of $11.9 million or $3.41 per land square foot.
(5)Includes (i) 184,879 RSF expiring Apr 30, 2028 and (ii) 993,142 RSF expiring Apr 5, 2031.
(6)Includes (i) one land lease in LA-Mid-Counties expiring Jun 30, 2029, (ii) one land lease in North Orange County expiring Oct 31, 2031, (iii) 30,160 RSF in Ventura expiring Sep 30, 2027, (iv) an additional land lease in LA-Mid-Counties expiring Jun 30, 2029, (v) 42,270 RSF in LA-South Bay expiring Oct 31, 2030, (vi) 311,995 RSF in North County San Diego expiring Feb 28, 2031, & (vii) 143,436 RSF in LA-South Bay expiring Nov 30, 2032.
(7)The tenant is leasing 18.4 acres of land with ABR of $8.9 million or $11.14 per land square foot.

Lease Segmentation by Size:
Square Feet	Number of Leases	Leased Building/Land Rentable SF		Building/Land Rentable SF		Leased %		Leased % Excl. Repo/Redev		In-Place + Uncommenced ABR (in 000’s)(1)	% of In-Place + Uncommenced ABR(1)	In-Place + Uncommenced ABR per SF(1)
Building:
<4,999	572	1,310,330		1,414,176		92.7%		92.9%		$26,868	3.3%	$20.50
5,000 - 9,999	224	1,570,408		1,746,240		89.9%		92.9%		30,465	3.7%	$19.40
10,000 - 24,999	320	5,147,020		5,728,980		89.8%		92.9%		98,155	12.0%	$19.07
25,000 - 49,999	178	6,618,847		7,445,198		88.9%		95.1%		118,087	14.4%	$17.84
50,000 - 99,999	120	8,479,513		9,687,025		87.5%		97.3%		152,232	18.6%	$17.95
>100,000	126	23,155,867		24,915,708		92.9%		98.3%		343,613	41.9%	$14.84
Building Subtotal / Wtd. Avg.	1,540	46,281,985	(2)	50,937,327	(2)	90.9%	(2)	96.7%	(2)	$769,420	93.9%	$16.62
Land/IOS(3)	26	8,176,495	(4)	8,359,956	(4)	97.8%				47,248	5.8%	$5.65	(4)
Other(3)	49									2,953	0.3%
Total	1,615									$819,621	100.0%
(1)See page 33 for further details on how these amounts are calculated.
(2)Excludes 205,999 leased building RSF that are associated with “Land/IOS.” Including this RSF, total portfolio is 90.9% leased and 96.6% occupied.
(3)“Land/IOS” includes leases for improved land sites and industrial outdoor storage (IOS) sites. “Other” includes amounts related to cellular tower, solar and parking lot leases.
(4)Represents leased land square feet, available land square feet, land leased percentage and ABR per land square foot associated with Land/IOS leases.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 24

Capital Expenditure Summary.
(unaudited results, in thousands, except square feet and per square foot data)

Year Ended December 31, 2025

					Year to Date
	Q4-2025	Q3-2025	Q2-2025	Q1-2025	Total	SF(1)	PSF
Tenant Improvements:
New Leases – 1st Generation	$67	$328	$292	$798	$1,485	831,080	$1.79
New Leases – 2nd Generation	121	112	641	4	878	589,789	$1.49
Renewals	58	348	22	158	586	885,949	$0.66
Total Tenant Improvements	$246	$788	$955	$960	$2,949

Leasing Commissions & Lease Costs:
New Leases – 1st Generation	$5,057	$7,984	$1,879	$3,058	$17,978	3,111,145	$5.78
New Leases – 2nd Generation	2,854	4,844	1,258	1,886	10,842	2,737,913	$3.96
Renewals	3,470	3,163	2,904	2,993	12,530	5,278,183	$2.37
Total Leasing Commissions & Lease Costs	$11,381	$15,991	$6,041	$7,937	$41,350

Total Recurring Capex	$2,566	$3,563	$5,887	$1,311	$13,327	51,311,729	$0.26
Recurring Capex % of NOI	1.4%	1.9%	3.2%	0.7%	1.8%
Recurring Capex % of Rental Income	1.1%	1.4%	2.4%	0.5%	1.4%

Nonrecurring Capex:
Repositioning and Development in Process(2)	$49,529	$55,820	$61,491	$39,455	$206,295
Unit Renovation(3)	2,135	1,877	1,452	2,910	8,374
Other(4)	6,066	4,612	2,433	996	14,107
Total Nonrecurring Capex	$57,730	$62,309	$65,376	$43,361	$228,776	41,735,487	$5.48

Other Capitalized Costs(5)	$15,279	$16,214	$14,814	$13,644	$59,951

(1)For tenant improvements and leasing commissions, reflects the aggregate square footage of the leases in which we incurred such costs, excluding new/renewal leases in which there were no tenant improvements and/or leasing commissions. For recurring capex, reflects the weighted average square footage of our consolidated portfolio for the period (including properties that were sold during the period). For nonrecurring capex, reflects the aggregate square footage of the properties in which we incurred such capital expenditures.
(2)Includes capital expenditures related to repositioning or development properties.
(3)Includes non-tenant-specific capital expenditures with costs of less than $100,000 per unit.
(4)Includes other nonrecurring capital expenditures including, but not limited to, seismic and fire sprinkler upgrades, replacements of either roof or parking lots, solar installation, ADA related construction and capital expenditures for deferred maintenance existing at the time such property was acquired.
(5)Includes the following capitalized costs: (i) compensation costs of personnel directly responsible for and who spend their time on development, renovation and rehabilitation activity and (ii) interest, property taxes and insurance costs incurred during the pre-development and construction periods of repositioning or development projects.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 25

Properties and Space Under Repositioning/Development.(1)
As of December 31, 2025	(unaudited results, $ in millions)

4Q 2025 Stabilizations

			RSF(2)	Purch. Price(1)	Proj. Project Costs(1)	Proj. Total Invest.(1)	Proj. Remaining Costs	Construction Period(1)		Property Leased
Property	Submarket	Repositioning/ Development						Start	Complete
4Q 2025 Stabilizations
9920-10020 Pioneer Boulevard	Mid-Counties	Development	163,435	$23.6	$32.2	$55.8	$0.4	4Q-21	3Q-24	100%
21515 Western Avenue	South Bay	Development	83,740	19.1	20.3	39.4	0.3	2Q-23	3Q-25	100%
14434-14527 San Pedro Street	South Bay	Repositioning	58,225	49.8	14.8	64.6	0.2	3Q-23	1Q-25	100%
17907 Figueroa Street	South Bay	Development	76,468	20.2	18.0	38.2	0.1	4Q-23	2Q-25	100%
Rancho Pacifica - Building 5(3)	South Bay	Development	76,553	9.3	15.5	24.8	0.7	4Q-23	1Q-25	100%
800 Sandhill Avenue (17000 Kingsview Avenue)	South Bay	Repositioning	100,121	14.0	4.4	18.4	0.9	1Q-24	1Q-25	100%
3935-3949 Heritage Oak Court	Ventura	Repositioning	190,031	56.7	8.1	64.8	1.3	3Q-25	4Q-25	100%
Total/Weighted Average Stabilized			748,573	$192.7	$113.3	$306.0	$3.9

	Stabilized
	Repositioning	Development	Total
Actual Cash NOI: 4Q 2025 ($M)	$0.2	$(0.4)	$(0.2)
Annualized Stabilized Cash NOI ($M)	$7.0	$8.4	$15.4
Estimated Stabilized Return on Cost	4.7%	5.3%	5.0%

— See numbered footnotes on page 30 —

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 26

Properties and Space Under Repositioning/Development (Continued).(1)
As of December 31, 2025	(unaudited results, $ in millions)

Lease-Up
		Repositioning/ Development	RSF(2)	Purch. Price(1)	Est. Project Costs(1)	Est. Total Invest.(1)	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
Lease-Up
9615 Norwalk Boulevard	Mid-Counties	Development	201,571	$9.6	$49.9	$59.5	$2.1	3Q-21	4Q-25	—%
3211-3233 Mission Oaks Blvd.(4)	Ventura	Development	116,852	40.7	26.2	66.9	0.3	2Q-22	1Q-25	83%
12118 Bloomfield Avenue	Mid-Counties	Development	107,045	16.7	20.0	36.7	—	4Q-22	1Q-25	100%
4416 Azusa Canyon Road	San Gabriel Valley	Development	129,830	12.3	21.4	33.7	2.3	4Q-22	2Q-25	—%
15010 Don Julian Road	San Gabriel Valley	Development	219,690	22.9	37.6	60.5	3.5	1Q-23	4Q-25	—%
12772 San Fernando Road	Greater San Fernando Valley	Development	143,529	22.1	22.6	44.7	1.3	3Q-23	1Q-25	—%
19900 Plummer Street	Greater San Fernando Valley	Development	79,539	15.5	15.6	31.1	1.3	3Q-23	1Q-25	—%
1500 Raymond Avenue	North Orange County	Development	136,218	46.1	22.4	68.5	1.1	4Q-23	1Q-25	—%
19301 Santa Fe Avenue	South Bay	Repositioning	LAND	14.7	5.7	20.4	0.5	2Q-24	3Q-25	—%
1315 Storm Parkway(5)	South Bay	Repositioning	37,844	8.5	3.5	12.0	0.6	2Q-24	4Q-24	—%
14955 Salt Lake Avenue	San Gabriel Valley	Repositioning	45,205	10.9	3.7	14.6	0.5	4Q-24	3Q-25	—%
8985 Crestmar Point	Central San Diego	Repositioning	53,395	8.1	5.7	13.8	0.8	4Q-24	3Q-25	—%
9455 Cabot Drive	Central San Diego	Repositioning	97,510	12.2	8.2	20.4	1.3	2Q-25	4Q-25	—%
1175 Aviation Place	Greater San Fernando Valley	Repositioning	93,202	17.9	3.9	21.8	0.8	3Q-25	4Q-25	—%
Total/Weighted Average Lease-Up			1,461,430	$258.2	$246.4	$504.6	$16.4

— See numbered footnotes on page 30 —

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 27

Properties and Space Under Repositioning/Development (Continued).(1)
As of December 31, 2025	(unaudited results, $ in millions)

Under Construction

		Repositioning/Development	RSF(2)	Purch. Price(1)	Est. Project Costs(1)	Est. Total Invest.(1)	Est. Remaining Costs	Construction Period		Property Leased
Property	Submarket							Start	Complete
Under Construction
14940 Proctor Road	San Gabriel Valley	Development	160,094	$28.8	$26.1	$54.9	$4.5	4Q-24	2Q-26	—%
11234 Rush Street	San Gabriel Valley	Development	101,728	12.6	21.6	34.2	5.7	4Q-24	3Q-26	—%
3680-3880 Voyager Street (3547-3555 Voyager Street)	South Bay	Development	67,734	21.1	18.9	40.0	10.7	1Q-25	3Q-26	—%
5235 Hunter Avenue	North Orange County	Development	121,288	11.4	20.2	31.6	6.1	1Q-25	2Q-26	—%
7815 Van Nuys Boulevard	Greater San Fernando Valley	Development	78,784	25.6	16.0	41.6	11.1	2Q-25	4Q-26	—%
14400 Figueroa Street (Figueroa & Rosecrans)	South Bay	Repositioning	56,771	61.4	14.5	75.9	11.3	3Q-25	4Q-26	—%
950 West 190th Street	South Bay	Development	194,544	41.5	31.6	73.1	30.6	4Q-25	4Q-27	—%
9323 Balboa Avenue	Central San Diego	Development	169,239	27.1	26.2	53.3	25.1	4Q-25	2Q-27	—%
24935-24955 Avenue Kearny	Greater San Fernando Valley	Repositioning	66,130	5.8	3.8	9.6	2.7	4Q-25	2Q-26	—%
Total/Weighted Average Under Construction			1,016,312	$235.3	$178.9	$414.2	$107.8
Total/Weighted Average Lease-Up/Under Construction			2,477,742	$493.5	$425.3	$918.8	$124.2

	Lease-Up/Under Construction
	Repositioning	Development	Total
Actual Cash NOI: 4Q 2025 ($M)	$0.3	$1.5	$1.8
Annualized Stabilized Cash NOI ($M)	$10 - $11	$40 - $44	$50 - $55
Estimated Stabilized Return on Cost	5.5% - 6.0%	5.5% - 6.0%	5.5% - 6.0%
— See numbered footnotes on page 30 —

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 28

Properties and Space Under Repositioning/Development (Continued).(1)
As of December 31, 2025	(unaudited results, $ in millions)

Near-Term Potential Future Repositioning and Development

Property	Submarket	Repositioning/ Development	Projected RSF(7)	Estimated Construction Start	Purchase Price ($M)	Lease Expiration Date	Actual Cash NOI 4Q 2025 ($M)	Project Description
16425 Gale Avenue	SG Valley	Development	325,800	1Q-26	$26.3	Vacant	$0.1	Development of an existing 1970s vintage industrial building acquired in 2016. The project will deliver a modern, Class A demisable cross-dock industrial building.
17031-17037 Green Drive	SG Valley	Repositioning	50,454	1Q-26	$14.1	02/28/26	$0.1	Repositioning to include upgrades to facade, office, fire sprinklers and sitework.
10660 Mulberry Avenue	IE West	Repositioning	42,248	1Q-26	$11.0	02/28/26	$0.1	Building improvements to increase functionality and quality including new office, additional power capacity and sprinkler upgrade.
9400-9500 Santa Fe Springs Road(6)	Mid-Counties	Repositioning	184,270	2Q-26	$210.0	05/31/26	$0.8	Functionality and quality upgrades including new office, additional power capacity and sprinkler upgrade.
3100 Fujita Street	South Bay	Repositioning	91,516	3Q-26	$14.2	Vacant	$—	Repositioning of an existing 1970s vintage, functionally-limited industrial building acquired in 2018 through a sale leaseback.
9000 Airport Boulevard	South Bay	Development	418,000	4Q-26	$144.3	10/31/26	$2.2	18 acres of industrially-zoned land acquired through a sale leaseback for planned development. Following lease expiration, the project will deliver a rare, Class-A industrial campus.
Total Future Repositioning/Development			1,112,288		$419.9		$3.3

			Repositioning	Development	Total
Projected RSF			368,488	743,800	1,112,288
Projected Project Costs ($M)			$32 - $34	$108 - $116	$140 - $150
Actual Cash NOI: 4Q 2025(7) ($M)			$1.0	$2.3	$3.3

— See numbered footnotes on page 30 —

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 29

Properties and Space Under Repositioning/Development (Continued).(1)
As of December 31, 2025	(unaudited results, in thousands, except square feet)

Current Year Stabilized Repositioning/Development
Property (Submarket)	RSF	Stabilized Period	Stabilized Return on Cost
4039 Calle Platino (North County SD)	73,807	1Q-25	8.5%
29120 Commerce Center Drive (SF Valley)	135,258	1Q-25	8.5%
East 27th Street (Central LA)	126,563	1Q-25	5.4%
122-125 N. Vinedo Avenue (SF Valley)	48,520	1Q-25	13.5%
29125 Avenue Paine (SF Valley)	176,107	1Q-25	6.8%
218 Turnbull Canyon Road (SG Valley)	191,153	2Q-25	9.2%
1901 Via Burton (North OC)	139,449	2Q-25	6.0%
11308-11350 Penrose Street (SF Valley)(8)	71,547	3Q-25	6.8%
1020 Bixby Drive (SG Valley)	57,600	3Q-25	4.5%
Harcourt & Susana (South Bay)	34,000	3Q-25	3.2%
8888 Balboa Avenue (Central SD)	123,492	3Q-25	6.4%
6027 Eastern Avenue (Central LA)	94,140	3Q-25	2.8%
3071 Coronado Street (North OC)(9)	105,173	3Q-25	4.3%
2390-2444 American Way (North OC)	100,483	3Q-25	5.0%
14434-14527 San Pedro Street	58,225	4Q-25	4.0%
3935-3949 Heritage Oak Court	190,031	4Q-25	4.8%
800 Sandhill Avenue (17000 Kingsview Avenue)	100,121	4Q-25	6.9%
9920-10020 Pioneer Boulevard	163,435	4Q-25	5.1%
Rancho Pacifica - Building 5(3)	76,553	4Q-25	5.5%
17907 Figueroa Street	76,468	4Q-25	4.5%
21515 Western Avenue	83,740	4Q-25	6.2%
(1)For definitions of “Properties and Space Under Repositioning/Development,” “Estimated Construction Period,” “Purchase Price,” “Projected Repositioning/Development Costs,” “Projected Total Investment,” “Annualized Stabilized Cash NOI,” “Actual Cash NOI,” “Estimated Stabilized Return on Cost” and other definitions related to our repositioning/development portfolio, see pages 35-36 in the Notes and Definitions section of this report.
(2)RSF is the actual rentable square footage that is subject to repositioning at the property/building, and may be less than the total RSF of the entire property or particular building(s) under repositioning. For developments, RSF represents the estimated rentable square footage of the project upon completion of the development.
(3)Rancho Pacifica Building 5 is located at 2370-2398 Pacifica Place and represented one building totaling 51,594 RSF, out of six buildings at our Rancho Pacifica Park property, which had a total of 1,111,885 RSF. We demolished the existing building and constructed a new building comprising 76,553 RSF. The total property now contains 1,175,927 RSF. Amounts detailed in the tables above (RSF, leased %, costs, NOI and stabilized yield) reflect only this one building.
(4)As of December 31, 2025, the entire project includes 526,069 RSF, comprised of: (i) 3211 Mission Oaks Blvd., a newly constructed building totaling 116,852 RSF, and (ii) 3233 Mission Oaks Blvd., with 409,217 RSF that were not redeveloped. Site improvements were completed across the entire project. Costs and yield shown reflect the entire project, while RSF and property leased percentage apply only to 3211 Mission Oaks Blvd.
(5)As of December 31, 2025, 11315 Storm Parkway is considered stabilized, as one year has passed since the completion of repositioning work. However, it is presented in Lease-Up because the property has not yet reached 90% occupancy.
(6)9400-9500 Santa Fe Springs Road totals 595,304 RSF and the proposed repositioning project pertains to work at only one of the units, totaling 184,270 RSF. The purchase price shown in the table is for the entire property. The Actual Cash NOI referenced in aggregate is only for the one repositioning unit.
(7)The weighted average timing of the annualized NOI coming offline is late in the third quarter.
(8)11308-11350 Penrose St. was considered stabilized in 1Q-25, as one year had passed since completion of construction work, but remained in Lease‑Up due to leasing progress. In 3Q-25 this project achieved 100% occupancy and for presentation purposes is reflected as stabilized in 3Q-25. Information shown reflects only the 8430 Tujunga Ave. & 11320-11350 Penrose St. building that was repositioned.
(9)3071 Coronado Street was considered stabilized in 1Q-25, as one year had passed since completion of construction work, but remained in Lease‑Up due to leasing progress. In 3Q-25, the project achieved 100% occupancy and for presentation purposes is reflected as stabilized in 3Q-25.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 30

Current Year Investments and Dispositions Summary.
As of December 31, 2025				(unaudited results)

2025 Current Period Dispositions
Disposition Date	Property Address	Submarket	Asset Type	Rentable Square Feet	Gross Proceeds ($M)	Realized NOI Contribution in the Quarter of Sale ($M)
3/28/2025	1055 Sandhill Avenue	South Bay	Development	127,775	$52.45	$(0.2)
4/3/2025	20 Icon	South Orange County	Operating	102,299	$50.88	$—
5/23/2025	2270 Camino Vida Roble	North San Diego	Operating	106,311	$30.70	$0.2
7/18/2025	1332 & 1336 Rocky Point Drive	North San Diego	Operating	51,081	$14.72	$—
8/6/2025	8542 Slauson Avenue	Central	Operating	24,679	$17.30	$0.1
9/4/2025	15715 Arrow Highway	San Gabriel Valley	Development	76,000	$21.59	$0.3
12/22/2025	600-650 South Grand Avenue	South Orange County	Operating	101,389	$29.90	$0.3
Total 2025 Dispositions through December 31, 2025				589,534	$217.54

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 31

Net Asset Value Components.
As of December 31, 2025	(unaudited and in thousands, except share data)

Net Operating Income

Pro Forma Net Operating Income (NOI)(1)	Three Months Ended Dec 31, 2025
Total operating rental income	$243,230
Property operating expenses	(59,287)
Pro forma effect of uncommenced leases(2)	2,250
Pro forma effect of dispositions(3)	(268)
Pro forma NOI effect of significant properties classified as current, lease-up, and stabilized repositioning and development(4)	14,802
Pro Forma NOI	200,727
Above/(below) market lease revenue adjustments	(4,129)
Straight line rental revenue adjustment	(9,073)
Pro Forma Cash NOI	$187,525

Balance Sheet Items
Other assets and liabilities	December 31, 2025
Cash and cash equivalents	$165,778
Loan receivable, net	123,704
Rents and other receivables, net	13,958
Other assets	25,609
Accounts payable, accrued expenses and other liabilities	(120,849)
Dividends payable	(103,399)
Tenant security deposits	(92,444)
Prepaid rents	(88,777)
Estimated remaining cost to complete repositioning/development projects(5)	(128,048)
Total other assets and liabilities	$(204,468)

Debt and Shares Outstanding

Total consolidated debt(6)	$3,278,649
Preferred stock/units - liquidation preference	$173,250

Common shares outstanding(7)	229,957,058
Operating partnership units outstanding(8)	8,288,228
Total common shares and operating partnership units outstanding	238,245,286
(1)For definition/discussion of non-GAAP financial measures and reconciliations to their nearest GAAP equivalents, see the definitions & reconciliation section beginning on page 33 and page 12 of this report, respectively.
(2)Represents the estimated incremental base rent from uncommenced new and renewal leases as if they had commenced as of October 1, 2025.
(3)Represents the deduction of actual 4Q'25 NOI for the properties that we sold during the current quarter. See page 31 for a detail of current year disposition properties.
(4)Represents the estimated incremental NOI from the properties that were classified as repositioning, development, lease-up or stabilized during the three months ended December 31, 2025, assuming that all repositioning/development work had been completed and all of the properties were fully stabilized as of October 1, 2025. Includes all properties that are separately listed on pages 26-28. We have made a number of assumptions in such estimates & there can be no assurance that we would have generated the projected levels of NOI had these properties actually been stabilized as of October 1, 2025.
(5)Reflects the estimated remaining costs for all repositioning, development and lease-up properties that are listed on pages 26-28.
(6)Excludes unamortized loan discount and debt issuance costs totaling $26.7 million.
(7)Represents outstanding shares of common stock of the Company, which excludes 1,623,077 shares of unvested restricted stock.
(8)Represents outstanding common units of the Company’s operating partnership, Rexford Industrial Realty, L.P., that are owned by unit holders other than Rexford Industrial Realty, Inc. Includes 1,485,615 vested LTIP Units and 1,156,270 vested performance units and excludes 325,395 unvested LTIP Units and 2,684,570 unvested performance units.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 32

Notes and Definitions.

Adjusted Funds from Operations (“AFFO”): We calculate adjusted funds from operations, or AFFO, by adding to or subtracting from FFO, as defined below, the following items: (i) certain non-cash operating revenues and expenses, (ii) capitalized operating expenditures such as construction payroll, (iii) recurring capital expenditures required to maintain and re-tenant our properties, (iv) capitalized interest costs resulting from the repositioning/development of certain of our properties and (v) 2nd generation tenant improvements and leasing commissions. Management uses AFFO as a supplemental performance measure because it provides a performance measure that, when compared year over year, captures trends in portfolio operating results. We also believe that, as a widely recognized measure of the performance of REITs, AFFO will be used by investors as a basis to assess our performance in comparison to other REITs. However, because AFFO may exclude certain non-recurring capital expenditures and leasing costs, the utility of AFFO as a measure of our performance is limited. Additionally, other Equity REITs may not calculate AFFO using the method we do. As a result, our AFFO may not be comparable to such other Equity REITs’ AFFO. AFFO should be considered only as a supplement to net income (as computed in accordance with GAAP) as a measure of our performance.
In-Place Annualized Base Rent and Uncommenced Annualized Base Rent:
•In-Place Annualized Base Rent (“In-Place ABR”): Calculated as the monthly contractual base rent (before rent abatements) per the terms of the lease, as of December 31, 2025, multiplied by 12. Includes leases that had commenced as of December 31, 2025 or leases where tenant had taken early possession of space as of December 31, 2025. Excludes billboard and antenna revenue and tenant reimbursements.
•In-Place ABR per Square Foot: Calculated by dividing In-Place ABR for the lease by the occupied square feet of the lease, as of December 31, 2025.
•Combined In-Place and Uncommenced Annualized Base Rent (“In-Place + Uncommenced ABR”): Calculated by adding (i) In-Place ABR and (ii) ABR Under Uncommenced Leases (see definition below). Does not include adjustments for leases that expired and were not renewed subsequent to December 31, 2025, or adjustments for future known non-renewals.
•ABR Under Uncommenced Leases: Calculated by adding the following:
(i) ABR under Uncommenced New Leases = first full month of contractual base rents (before rent abatements) to be received under Uncommenced New Leases, multiplied by 12.
(ii) Incremental ABR under Uncommenced Renewal Leases = difference between: (a) the first full month of contractual base rents (before rent abatements) to be received under Uncommenced Renewal Leases and (b) the monthly In-Place ABR for the same space as of December 31, 2025, multiplied by 12.
•In-Place + Uncommenced ABR per Square Foot: Calculated by dividing (i) In-Place + Uncommenced ABR for the leases by (ii) the square footage under commenced and uncommenced leases (net of renewal space) as of December 31, 2025.
•Uncommenced New Leases: Reflects new leases (for vacant space) that have been signed but had not yet commenced as of December 31, 2025.
•Uncommenced Renewal Leases: Reflects renewal leases (for space occupied by renewing tenant) that had been signed but had not yet commenced as of December 31, 2025.
Capital Expenditures, Non-recurring: Expenditures made with respect to a property for repositioning, development, major property or unit upgrade or renovation, and further includes capital expenditures for seismic upgrades, roof or parking lot replacements and capital expenditures for deferred maintenance existing at the time such property was acquired.
Capital Expenditures, Recurring: Expenditures made with respect to a property for maintenance of such property and replacement of items due to ordinary wear and tear including, but not limited to, expenditures made for maintenance of parking lot, roofing materials, mechanical systems, HVAC systems and other structural systems. Recurring capital expenditures shall not include any of the following: (a) major upgrade or renovation of such property not necessary for proper maintenance or marketability of such property; (b) capital expenditures for seismic upgrades; (c) capital expenditures for deferred maintenance for such property existing at the time such property was acquired; or (d) replacements of either roof or parking lots.
Capital Expenditures, First Generation: Capital expenditures for newly acquired space, newly developed or redeveloped space, or change in use.
Cash NOI: Cash basis NOI is a non-GAAP measure, which we calculate by adding or subtracting from NOI (i) amortization of above/(below) market lease intangibles and amortization of other deferred rent resulting from sale leaseback transactions with below market leaseback payments and (ii) straight-line rent adjustment. We use Cash NOI, together with NOI, as a supplemental performance measure. Cash NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. Cash NOI should not be used as a substitute for cash flow from operating activities computed in accordance with GAAP. We use Cash NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Core Funds from Operations (“Core FFO”): We calculate Core FFO by adjusting FFO for non-comparable items outlined in the “Non-GAAP FFO and Core FFO Reconciliations” on pages 12-13. We believe that Core FFO is a useful supplemental measure and that by adjusting for items that are not considered by us to be part of our ongoing operating performance, provides a more meaningful and consistent comparison of the Company’s operating and financial performance period-over-period. Because these adjustments have a real economic impact on our financial condition and results from operations, the utility of Core FFO as a measure of our performance is limited. Other REITs may not calculate Core FFO in a consistent manner. Accordingly, our Core FFO may not be comparable to other REITs' core FFO. Core FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of Core FFO” reflects Core FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends, but excludes non-recurring preferred stock redemption charges related to the write-off of original issuance costs which we do not consider reflective of our core revenue or expense streams).

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 33

Notes and Definitions.

Debt Covenants ($ in thousands)

		December 31, 2025
	Current Period Covenant	Revolver, $300M & $400M Term Loan Facilities	Senior Notes ($125M, $25M, $75M)
Maximum Leverage Ratio	less than 60%	22.7%	26.8%
Maximum Secured Leverage Ratio	less than 45%	0.6%	N/A
Maximum Secured Leverage Ratio	less than 40%	N/A	0.8%
Maximum Secured Recourse Debt	less than 15%	N/A	—%
Minimum Tangible Net Worth	$7,266,909	N/A	$9,975
Minimum Fixed Charge Coverage Ratio	at least 1.50 to 1.00	5.29 to 1.0	5.09 to 1.00
Unencumbered Leverage Ratio	less than 60%	23.7%	28.6%
Unencumbered Interest Coverage Ratio	at least 1.75 to 1.00	6.03 to 1.00	6.03 to 1.00

		December 31, 2025
	Current Period Covenant	Senior Notes ($400M due 2030 & $400M due 2031)
Maximum Debt to Total Asset Ratio	less than 60%	23.9%
Maximum Secured Debt to Total Asset Ratio	less than 40%	0.8%
Minimum Debt Service Coverage Ratio	at least 1.50 to 1.00	4.91 to 1.00
Minimum Unencumbered Assets to Unsecured Debt Ratio	at least 1.50 to 1.00	4.24 to 1.00
Our actual performance for each covenant is calculated based on the definitions set forth in each loan agreement/indenture.
EBITDAre and Adjusted EBITDAre: We calculate EBITDAre in accordance with the standards established by the National Association of Real Estate Investment Trusts (“NAREIT”). EBITDAre is calculated as net income (loss) (computed in accordance with GAAP), before interest expense, tax expense, depreciation and amortization, gains (or losses) from sales of depreciable operating property, impairment losses of depreciable property and adjustments to reflect our proportionate share of EBITDAre from our unconsolidated joint venture. We calculate Adjusted EBITDAre by adding or subtracting from EBITDAre the following items: (i) non-cash stock based compensation expense, (ii) gain (loss) on debt extinguishment and debt modification expenses, (iii) acquisition expenses, (iv) the pro-forma effects of acquisitions and dispositions and (vi) other nonrecurring expenses. We believe that EBITDAre and Adjusted EBITDAre are helpful to investors as a supplemental measure of our operating performance as a real estate company because it is a direct measure of the actual operating results of our industrial properties. We also use these measures in ratios to compare our performance to that of our industry peers. In addition, we believe EBITDAre and Adjusted EBITDAre are frequently used by securities analysts, investors and other interested parties in the evaluation of Equity REITs. However, because EBITDAre and Adjusted EBITDAre are calculated before recurring cash charges including interest expense and income taxes, and are not adjusted for capital expenditures or other recurring cash requirements of our business, their utility as a measure of our liquidity is limited. Accordingly, EBITDAre and Adjusted EBITDAre should not be considered alternatives to cash flow from operating activities (as computed in accordance with GAAP) as a measure of our liquidity. EBITDAre and Adjusted EBITDAre should not be considered as alternatives to net income or loss as an indicator of our operating performance. Other Equity REITs may calculate EBITDAre and Adjusted EBITDAre differently than we do; accordingly, our EBITDAre and Adjusted EBITDAre may not be comparable to such other Equity REITs’ EBITDAre and Adjusted EBITDAre. EBITDAre and Adjusted EBITDAre should be considered only as supplements to net income (as computed in accordance with GAAP) as a measure of our performance.
Ending occupancy excluding repositioning/development: Represents consolidated portfolio occupancy adjusted to exclude all vacant SF associated with repositioning and development projects.
Fixed Charge Coverage Ratio:

	For the Three Months Ended
	Dec 31, 2025		Sep 30, 2025		Jun 30, 2025		Mar 31, 2025		Dec 31, 2024
EBITDAre	$103,701		$171,108		$173,922		$174,919		$164,915
Above/(below) market lease revenue adjustments	(4,129)		(5,254)		(5,788)		(9,186)		(6,159)
Non-cash stock compensation	8,537		10,485		10,091		9,699		11,539
Co-CEO transition costs	60,223		—		—		—		—
Debt extinguishment and modification expenses	—		—		291		—		—
Straight line rental revenue adj.	(9,073)		(8,164)		(6,918)		(5,517)		(10,057)
Capitalized payments	(6,013)		(6,516)		(5,304)		(5,091)		(4,592)
Accretion of net loan origination fees	(115)		(115)		(115)		(115)		(115)
Recurring capital expenditures	(2,566)		(3,563)		(5,887)		(1,311)		(7,882)
2nd gen. tenant improvements	(179)		(460)		(663)		(162)		(296)
2nd gen. leasing commissions	(6,324)		(8,007)		(4,162)		(4,879)		(3,520)
Cash flow for fixed charge coverage calculation	$144,062		$149,514		$155,467		$158,357		$143,833
Cash interest expense calculation detail:
Interest expense	25,451		25,463		26,701		27,288		28,173
Capitalized interest	8,801		9,240		9,064		8,230		7,510
Note payable premium amort.	(1,616)		(1,597)		(1,579)		(1,560)		(1,534)
Amort. of deferred financing costs	(1,333)		(1,340)		(1,255)		(1,134)		(1,246)
Amort. of swap term fees & t-locks	(78)		(78)		(76)		(77)		(112)
Cash interest expense	31,225		31,688		32,855		32,747		32,791
Scheduled principal payments	247		244		242		230		254
Preferred stock/unit dividends	2,405		2,404		2,405		2,695		2,827
Fixed charges	$33,877		$34,336		$35,502		$35,672		$35,872
Fixed Charge Coverage Ratio	4.3	x	4.4	x	4.4	x	4.4	x	4.0	x

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 34

Notes and Definitions.

NAREIT Defined Funds from Operations (“FFO”): We calculate FFO in accordance with the standards established by NAREIT. FFO represents net income (loss) (computed in accordance with GAAP), excluding gains (or losses) on sale of real estate assets, gains (or losses) on sale of assets incidental to our business, impairment losses of depreciable operating property or assets incidental to our business, real estate related depreciation and amortization (excluding amortization of deferred financing costs) and after adjustments for unconsolidated joint ventures. Management uses FFO as a supplemental performance measure because, in excluding real estate related depreciation and amortization, gains and losses from property dispositions or assets incidental to our business, other than temporary impairments of unconsolidated real estate entities, and impairment on our investment in real estate and other assets incidental to our business, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that, as a widely recognized measure of performance used by other REITs, FFO may be used by investors as a basis to compare our operating performance with that of other REITs. However, because FFO excludes depreciation and amortization and captures neither the changes in the value of our properties that result from use or market conditions nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties, all of which have real economic effects and could materially impact our results from operations, the utility of FFO as a measure of our performance is limited. Other equity REITs may not calculate or interpret FFO in accordance with the NAREIT definition as we do, and, accordingly, our FFO may not be comparable to such other REITs’ FFO. FFO should not be used as a measure of our liquidity, and is not indicative of funds available for our cash needs, including our ability to pay dividends. FFO should be considered only as a supplement to net income computed in accordance with GAAP as a measure of our performance. “Company Share of FFO” reflects FFO attributable to common stockholders, which excludes amounts allocable to noncontrolling interests, participating securities and preferred stockholders (which consists of preferred stock dividends and any preferred stock redemption charges related to the write-off of original issuance costs).
Net Operating Income (“NOI”): NOI is a non-GAAP measure which includes the revenue and expense directly attributable to our real estate properties. NOI is calculated as total revenue from real estate operations including i) rental revenue, ii) tenant reimbursements, and iii) other income less property expenses. We use NOI as a supplemental performance measure because, in excluding real estate depreciation and amortization expense, general and administrative expenses, interest expense, interest income, gains (or losses) on sale of real estate, impairment losses of depreciable operating property, and other non-operating items, it provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. We also believe that NOI will be useful to investors as a basis to compare our operating performance with that of other REITs. However, because NOI excludes depreciation and amortization expense and captures neither the changes in the value of our properties that result from use or market conditions, nor the level of capital expenditures and leasing commissions necessary to maintain the operating performance of our properties (all of which have real economic effect and could materially impact our results from operations), the utility of NOI as a measure of our performance is limited. Other equity REITs may not calculate NOI in a similar manner and, accordingly, our NOI may not be comparable to such other REITs’ NOI. Accordingly, NOI should be considered only as a supplement to net income as a measure of our performance. NOI should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. NOI should not be used as a substitute for cash flow from operating activities in accordance with GAAP. We use NOI to help evaluate the performance of the Company as a whole, as well as the performance of our Same Property Portfolio.
Proforma NOI: Proforma NOI is calculated by adding to NOI the following adjustments: (i) the estimated impact on NOI of uncommenced leases as if they had commenced at the beginning of the reportable period, (ii) the estimated impact on NOI of current period acquisitions as if they had been acquired at the beginning of the reportable period, (iii) the actual NOI of properties sold during the current period and (iv) the estimated incremental NOI from properties that were classified as repositioning, development and lease-up as of the end of the reporting period, assuming that all repositioning/development work had been completed and the properties/space were fully stabilized as of the beginning of the reportable period. These estimates do not purport to be indicative of what operating results would have been had the transactions actually occurred at the beginning of the reportable period and may not be indicative of future operating results.
Definitions Related to Properties and Space Under Repositioning/Development:
•Properties and Space Under Repositioning: Typically defined as properties or units where a significant amount of space is held vacant in order to implement capital improvements that improve the functionality (not including basic refurbishments, i.e., paint and carpet), cash flow and value of that space. A repositioning is generally considered complete once the investment is fully or nearly fully deployed and the property is available for occupancy.
•Properties Under Development: Typically defined as properties where we plan to fully or partially demolish an existing building(s) due to building obsolescence and/or a property with excess or vacant land where we plan to construct a ground-up building.
•Estimated Construction Period: The “Start” of the Estimated Construction Period is our current estimate of the period in which we will start physical construction on a property. The Target Completion of the Estimated Construction Period is our current estimate of the period in which we will have substantially completed a project and the project is made available for occupancy. We expect to update our timing estimates on a quarterly basis. For projects stabilized or in lease-up, represents the actual construction completion period.
•Purchase Price: Represents the contractual purchase price of the property plus closing costs.
•Estimated Project Costs: Represents the estimated costs to be incurred to complete construction and lease-up each repositioning/development project. Estimated costs include (i) nonrecurring capital expenditures, (ii) estimated tenant improvement allowances/costs and (iii) estimated leasing commissions. We expect to update our estimates upon completion of the project, or sooner if there are any significant changes to expected costs from quarter to quarter. Excludes capitalized costs including capitalized interest, property taxes, insurance and compensation.
•Estimated Total Investment: Includes the sum of the Purchase Price and Projected Repositioning/Development Costs.
•Cumulative Investment to Date: Includes the Purchase Price and nonrecurring capital expenditures, tenant improvement costs and leasing commission costs incurred as of the reporting date.
•Annualized Stabilized Cash NOI: Represents management’s estimate of each project’s annual Cash NOI once the property has reached stabilization and initial rental concessions, if any, have elapsed. Actual results may vary materially from our estimates.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 35

Notes and Definitions.

•Actual Cash NOI: Represents the actual cash NOI (a non-GAAP measure defined on page 33) for the repositioning/development property for the entire reported quarter or from the date of acquisition if such property was acquired during the current reported quarter.
•Estimated Stabilized Return on Cost: Calculated by dividing each project’s Annualized Stabilized Cash NOI by its Projected Total Investment.
•Stabilization Date - Properties and Space Under Repositioning/Development: We consider a repositioning/development property to be stabilized at the earlier of the following: (i) upon reaching 90% occupancy or (ii) one year from the date of completion of repositioning/development construction work.
Rental Income: See below for a breakdown of consolidated rental income for the last five trailing quarters. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Rental revenue (before collectability adjustment)	$201,454	$203,217	$199,839	$208,394	$199,601
Tenant reimbursements	43,793	42,612	41,403	41,856	39,716
Other income	598	915	467	874	620
Increase (reduction) in revenue due to change in collectability assessment	(2,615)	13	(141)	(2,303)	(200)
Rental income	$243,230	$246,757	$241,568	$248,821	$239,737
Cash Rent Change: Compares the first month cash rent excluding any abatement on new/renewal leases to the last month rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Net Effective Rent Change: Compares net effective rent, which straightlines rental rate increases and abatements, on new/renewal leases to net effective rent for the most recent expiring lease. Data included for comparable leases only. Comparable leases generally exclude: (i) space that has never been occupied under our ownership, (ii) repositioned/developed space, including space in pre-development/entitlement process, (iii) space that has been vacant for over one year or (iv) lease terms shorter than twelve months.
Same Property Portfolio (“SPP”): Our 2025 SPP is a subset of our consolidated portfolio and includes properties that were wholly owned by us for the period from January 1, 2024 through December 31, 2025, and excludes (i) properties that were acquired or sold during the period from January 1, 2024 through December 31, 2025, and (ii) properties acquired prior to January 1, 2024 that were or will be classified as repositioning/development (current and future) or lease-up during 2024 and 2025, which we believe will significantly affect the properties’ results during the comparative periods.
SPP Historical Information: The table below reflects selected information related to our SPP as initially reported in each quarter’s respective supplemental package. Within a given year, the SPP may reflect changes in repositioning/development properties or removal of sold properties.

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
# of Properties	287	288	289	292	293
Square Feet	37,466,856	37,916,326	37,991,248	38,380,256	36,961,884
Ending Occupancy	96.5%	96.8%	96.1%	95.7%	94.1%
SPP NOI growth	0.4%	1.9%	1.1%	0.7%	2.2%
SPP Cash NOI growth	2.8%	5.5%	3.9%	5.0%	5.3%
Same Property Portfolio Rental Income: See below for a breakdown of 2025 & 2024 rental income for our SPP. We believe this information is frequently used by management, investors, securities analysts and other interested parties to evaluate our performance.

	Three Months Ended December 31,				Year Ended December 31,
	2025	2024	$ Change	% Change	2025	2024	$ Change	% Change
Rental revenue	$157,097	$156,576	$521	0.3%	$628,907	$620,479	$8,428	1.4%
Tenant reimbursements	32,947	30,250	2,697	8.9%	128,344	123,177	5,167	4.2%
Other income	426	546	(120)	(22.0)%	1,958	2,276	(318)	(14.0)%
Rental income	$190,470	$187,372	$3,098	1.7%	$759,209	$745,932	$13,277	1.8%
Reconciliation of Net (Loss) Income to NOI and Cash NOI (in thousands):

	Three Months Ended
	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Net (Loss) Income	$(67,735)	$93,056	$120,394	$74,048	$64,910
General and administrative	19,199	20,037	19,752	19,868	21,940
Depreciation & amortization	76,819	81,172	71,188	86,740	71,832
Other expenses	65,910	4,218	244	2,239	34
Interest expense	25,451	25,463	26,701	27,288	28,173
Debt extinguishment and modification expenses	—	—	291	—	—
Management & leasing services	(197)	(118)	(132)	(142)	(167)
Interest income	(4,670)	(6,367)	(7,807)	(3,324)	(2,991)
Impairment of real estate	89,097	—	—	—	—
Gains on sale of real estate	(19,931)	(28,583)	(44,361)	(13,157)	—
NOI	$183,943	$188,878	$186,270	$193,560	$183,731
S/L rental revenue adj.	(9,073)	(8,164)	(6,918)	(5,517)	(10,057)
Above/(below) market lease revenue adjustments	(4,129)	(5,254)	(5,788)	(9,186)	(6,159)
Cash NOI	$170,741	$175,460	$173,564	$178,857	$167,515

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 36

Notes and Definitions.

Reconciliation of Net Income to Total Portfolio NOI, Same Property Portfolio NOI and Same Property Portfolio Cash NOI:

	Three Months Ended December 31,		Year Ended December 31,
	2025	2024	2025	2024
Net (loss) income	$(67,735)	$64,910	$219,763	$285,926
General and administrative	19,199	21,940	78,856	82,153
Depreciation and amortization	76,819	71,832	315,919	275,247
Other expenses	65,910	34	72,611	2,238
Interest expense	25,451	28,173	104,903	98,596
Debt extinguishment and modification expenses	—	—	291	—
Management and leasing services	(197)	(167)	(589)	(611)
Interest income	(4,670)	(2,991)	(22,168)	(13,700)
Impairment of real estate	89,097	—	89,097	—
Gains on sale of real estate	(19,931)	—	(106,032)	(18,013)
NOI	$183,943	$183,731	$752,651	$711,836
Non-Same Property Portfolio rental income	(52,760)	(52,365)	(221,167)	(176,164)
Non-Same Property Portfolio property exp.	15,018	14,279	57,691	47,207
Same Property Portfolio NOI	$146,201	$145,645	$589,175	$582,879
Straight line rental revenue adjustment	(2,198)	(5,167)	(14,075)	(27,437)
Above/(below) market lease revenue adjustments	(4,953)	(5,260)	(19,695)	(23,129)
Same Property Portfolio Cash NOI	$139,050	$135,218	$555,405	$532,313
Reconciliation of Net Income Attributable to Common Stockholders per Diluted Share Guidance to Company share of Core FFO per Diluted Share Guidance:

	2026 Estimate
	Low	High
Net income attributable to common stockholders	$1.15	$1.20
Company share of depreciation and amortization	1.20	1.20
Company share of Core FFO	$2.35	$2.40
Occupancy by County:

	Dec 31, 2025	Sep 30, 2025	Jun 30, 2025	Mar 31, 2025	Dec 31, 2024
Ending Occupancy:
Los Angeles County	88.3%	90.9%	87.9%	88.0%	90.2%
Orange County	93.6%	93.7%	90.7%	88.4%	90.3%
Riverside / San Bernardino County	95.3%	94.4%	93.9%	95.9%	96.0%
San Diego County	85.9%	91.3%	86.7%	89.6%	89.8%
Ventura County	91.8%	89.8%	87.5%	87.7%	91.2%
Total/Weighted Average	90.2%	91.8%	89.2%	89.6%	91.3%

Total Portfolio RSF	51,161,188	50,850,824	51,021,897	50,952,137	50,788,225
Uncommenced Lease Data:

Total/Weighted Average
Occupied SF	46,160,013
Uncommenced Renewal Leases - Leased SF(1)	991,153
Uncommenced New Leases - Leased SF(1)	327,971
Leased SF	46,487,984
Percent Leased	90.9%

In-Place ABR(2)	$808,437
ABR Under Uncommenced Leases (in thousands)(2)(3)	11,184
In-Place + Uncommenced ABR (in thousands)(2)	$819,621
In-Place + Uncommenced ABR per SF(2)	$17.63
(1)Reflects the square footage of renewal and new leases, respectively, that have been signed but have not yet commenced as of December 31, 2025.
(2)See page 33 for further details on how these amounts are calculated.
(3)Includes $5.2 million of annualized base rent under Uncommenced New Leases and $6.0 million of incremental annualized base rent under Uncommenced Renewal Leases.

Fourth Quarter 2025 Supplemental Financial Reporting Package	Page 37